Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-211114

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share	9,200,000	$62.00	$570,400,000	$71,014.80

(1)
Includes 1,200,000 shares of our common stock issuable upon exercise of the underwriters' option to purchase additional shares of our common stock.

(2)
Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3 (File No. 333-211114) filed by CyrusOne Inc., CyrusOne LP, CyrusOne Finance Corp., CyrusOne GP, CyrusOne Foreign Holdings LLC, CyrusOne LLC, CyrusOne TRS Inc., Cervalis Holdings LLC and Cervalis LLC on May 4, 2016.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 4, 2016)

8,000,000 Shares

Common Stock

            We are offering 5,500,000 shares of our common stock, par value $0.01 per share, and we expect to enter into a forward sale agreement with Morgan Stanley & Co. LLC, which we refer to in such capacity as the forward purchaser. Morgan Stanley & Co. LLC, whom we refer to in such capacity as the forward seller, at our request, is borrowing from third parties and selling to the underwriters an aggregate of 2,500,000 shares of our common stock, in connection with the forward sale agreement between us and the forward purchaser. If the forward purchaser determines that the forward seller is unable to borrow and deliver for sale on the anticipated closing date such number of shares of our common stock, or that the forward seller is unable to borrow, at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date such number of shares of our common stock, then we will issue and sell to the underwriters a number of shares equal to the number of shares that the forward seller does not borrow and sell.

            We will receive proceeds from the sale of 5,500,000 shares of our common stock offered by us in this offering, but we will not initially receive any proceeds from the sale of 2,500,000 shares of our common stock offered by the forward seller to the underwriters, except in certain circumstances described in this prospectus supplement. We expect to settle the forward sale agreement and receive proceeds, subject to certain adjustments, from the sale of those shares of common stock assuming one or more future physical settlements of the forward sale by September 15, 2019. If we elect to cash settle the forward sale agreement, we may not receive any proceeds and we may owe cash to the forward purchaser. If we elect to net share settle the forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the forward purchaser. See "Underwriting—Forward Sale Agreement". We intend to contribute the net proceeds from the sale and settlement of shares of our common stock in this offering and the forward sale agreement, respectively, to our operating partnership in exchange for an equivalent number of newly issued operating partnership units in accordance with the partnership agreement of our operating partnership. Our operating partnership intends to use such proceeds to repay borrowings under the senior unsecured revolving credit facility under our credit agreement, fund growth capital expenditures related to recently signed leases and for general corporate purposes, which may include funding future acquisitions, investments or capital expenditures.

            To assist us in complying with certain U.S. federal income tax requirements applicable to real estate investment trusts ("REITs"), among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% of our outstanding common stock, subject to certain exceptions. See "Summary—Restrictions on Ownership and Transfer of Our Stock" in this prospectus supplement and "Restrictions on Ownership and Transfer" in the accompanying prospectus for a detailed description of the ownership and transfer restrictions applicable to our common stock.

            Our common stock is listed on the NASDAQ Global Select Market under the symbol "CONE". On September 24, 2018, the last reported sale price of our common stock on the NASDAQ Global Select Market was $65.25 per share.

            Investing in our common stock involves risks. See "Risk Factors" beginning on page S-19 of this prospectus supplement, page 4 of the accompanying prospectus, page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, as updated by our subsequent filings.

	Per Share	Total

Public Offering Price	$62.00	$496,000,000

Underwriting Discounts(1)	$2.48	$19,840,000

Proceeds to CyrusOne (before expenses)(2)	$59.52	$475,010,000

(1)
We refer you to "Underwriting" beginning on page S-32 of this prospectus supplement for additional information regarding underwriting compensation.

(2)
We expect to receive proceeds from the sale of our common stock, before estimated fees and expenses, of approximately $475 million, including from the sale of 8,000,000 shares of our common stock offered by us in this offering and upon full physical settlement of the forward sale agreement in one or more settlements, which we expect will occur by September 15, 2019. For the purpose of calculating the aggregate proceeds to us, we have assumed the forward sale agreement will be fully physically settled at the initial forward sale price of $59.06 per share, which is the public offering price less the underwriting discounts shown above less an amount corresponding to our dividend of $0.46 per share of common stock for the third quarter of 2018. The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated pursuant to the forward sale agreement. Although we expect to settle the forward sale agreement entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

            We have granted the underwriters the option, exercisable in whole or from time to time in part, to purchase up to an additional 1,200,000 shares of our common stock at the public offering price, less underwriting discounts, for 30 days after the date of this prospectus supplement. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of common stock offered hereby.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

            We previously announced a dividend of $0.46 per share of common stock for the third quarter of 2018. The dividend will be paid on October 12, 2018, to stockholders of record at the close of business on September 28, 2018. This offering is expected to close prior to the close of business on September 28, 2018, and therefore purchasers of our common stock that take delivery of such stock on the closing date and continue to be stockholders of record as of the close of business on September 28, 2018 will receive the dividend.

            Delivery of the shares is expected to be made to investors through the book-entry delivery system of The Depository Trust Company on or about September 28, 2018.

Lead Joint Book-Runners

Morgan Stanley	Deutsche Bank Securities	RBC Capital Markets	TD Securities

Joint Book-Runners

Barclays	BofA Merrill Lynch	Goldman Sachs & Co. LLC

J.P. Morgan	KeyBanc Capital Markets

Lead Managers

Capital One Securities	Jefferies	MUFG
Raymond James	Stifel	SunTrust Robinson Humphrey

Co-Managers

BMO Capital Markets	Cowen	Credit Agricole CIB
Fifth Third Securities	ING	Synovus Securities

The date of this prospectus supplement is September 25, 2018.

        Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus we have prepared. We take no responsibility for, and we cannot assure you as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us and the documents incorporated by reference herein is accurate only as of their respective dates or on the date or dates that are specified in those documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus dated May 4, 2016

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information included in the documents incorporated by reference. See "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement. If the information in this prospectus supplement differs or varies from the information in the accompanying prospectus or the documents incorporated by reference dated prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to "we", "us", "our", or "the Company" refer to CyrusOne Inc., a Maryland corporation, together with its consolidated subsidiaries, including CyrusOne LP, a Maryland limited partnership, and CyrusOne GP, a Maryland statutory trust of which we are the sole beneficial owner and sole trustee and which is the sole general partner of our operating partnership ("CyrusOne GP"). Unless otherwise indicated or unless the context requires otherwise, all references to "our operating partnership" or "CyrusOne LP" refer to CyrusOne LP together with its consolidated subsidiaries.

        This prospectus supplement and the accompanying prospectus dated May 4, 2016 are part of the Registration Statement (Registration No. 333-211114) that we filed with the Securities and Exchange Commission ("SEC") on May 4, 2016, using a "shelf" registration process.

S-ii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, portfolio performance, plans or intentions relating to strategic transactions and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as "believes", "expects", "may", "will", "should", "seeks", "approximately", "intends", "plans", "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  loss of key customers;

  •
  economic downturn, natural disaster or oversupply of data centers in the limited geographic areas that we serve;

  •
  risks related to the development of our properties and our ability to successfully lease those properties;

  •
  loss of access to key third-party service providers and suppliers;

  •
  risks of loss of power or cooling which may interrupt our services to our customers;

  •
  inability to identify and complete acquisitions and operate acquired properties and assets, including Zenium (as defined below);

  •
  inability to execute, or achieve the anticipated benefits of, strategic transactions, including acquisitions, dispositions, financings and joint ventures;

  •
  our failure to obtain necessary outside financing on favorable terms, or at all;

  •
  restrictions in the instruments governing our indebtedness;

  •
  risks related to environmental matters;

  •
  unknown or contingent liabilities related to our acquired properties;

  •
  significant competition in our industry;

  •
  loss of key personnel;

  •
  failure to maintain our status as a REIT or to comply with the highly technical and complex REIT provisions of the Internal Revenue Code of 1986, as amended (the "Code");

  •
  REIT distribution requirements could adversely affect our ability to execute our business plan;

  •
  insufficient cash available for distribution to stockholders;

S-iii

  •
  future offerings of debt and equity (including in connection with acquisitions) may adversely affect the market price of our common stock;

  •
  increases in market interest rates may drive potential investors to seek higher dividend yields and reduce demand for our common stock;

  •
  market price and volume of stock could be volatile;

  •
  our international activities, including those at Zenium, are subject to special risks different from those faced by us in the United States;

  •
  any failure to comply with anti-corruption laws and regulations could have adverse effects on our business;

  •
  risks related to the forward sale agreement, including our intention to physically settle the forward sale agreement and our operating partnership's intended use of proceeds from the OP Contribution and issuance (as defined below);

  •
  legislative or other actions relating to taxes could have a negative effect on us; and

  •
  other factors affecting real estate assets and the real estate industry generally.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the sections in this prospectus supplement and the accompanying prospectus entitled "Risk Factors", including the risks incorporated herein and therein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, as updated by our subsequent filings.

S-iv

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the Public Reference Room of the SEC, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules filed with the registration statement of which this prospectus supplement is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of our common stock registered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our shares of common stock registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the Public Reference Room of the SEC, in the manner described above.

        Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov. Our SEC filings are also available on our website under "Investors—SEC Filings" at www.cyrusone.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and is not considered part of this prospectus supplement or the accompanying prospectus.

S-v

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information into this prospectus supplement from certain documents that we filed with the SEC prior to the date of this prospectus supplement. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for information incorporated by reference that is modified or superseded by information contained in this prospectus supplement or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus supplement except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 22, 2018;

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, filed with the SEC on May 2, 2018 and August 2, 2018, respectively;

  •
  Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 26, 2018;

  •
  Our Current Reports on Form 8-K, filed with the SEC on February 22, 2018 (solely with respect to Item 5.02), February 27, 2018, April 4, 2018 (solely with respect to Items 1.01 and 2.03), April 27, 2018, May 14, 2018, May 21, 2018, May 29, 2018, June 25, 2018, June 29, 2018, July 20, 2018, July 30, 2018, August 13, 2018, August 17, 2018, August 30, 2018 and September 17, 2018; and

  •
  The description of our common stock included in our registration statement on Form 8-A filed with the SEC on January 17, 2013.

        We also incorporate by reference all documents we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus supplement and prior to the termination of the offering of securities covered by this prospectus supplement, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules. The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference herein.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Investor Relations at 2101 Cedar Springs Road, Suite 900, Dallas, Texas 75201 or by telephone at (972) 350-0060. The documents may also be accessed on our website under "Investors—SEC Filings" at www.cyrusone.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and is not considered part of this prospectus supplement or the accompanying prospectus.

S-vi

SUMMARY

        The following summary contains information about us and the offering. It does not contain all of the information that may be important to you in making a decision to purchase the common stock. For a more complete understanding of us and the common stock, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the "Risk Factors" sections and the financial statements and the notes to those statements incorporated by reference herein. See "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement.

Our Company

        We are a fully integrated, self-managed data center real estate investment trust that owns, operates and develops enterprise-class, carrier-neutral, multi-tenant and single-tenant data center properties. Our data centers are generally purpose-built facilities with redundant power and cooling. They are not generally network specific and enable customer connectivity to a range of telecommunication carriers. We provide mission-critical data center facilities that protect and ensure the continued operation of information technology ("IT") infrastructure for approximately 1,000 customers in more than 43 data centers and two recovery centers in 13 distinct markets (11 cities in the U.S., London, Frankfurt and Singapore). We provide twenty-four hours-a-day, seven-days-a-week security guard monitoring with customizable security features.

        We provide mission-critical data center real estate assets that protect and ensure the continued operation of IT infrastructure for our customers. Our goal is to be the preferred global data center provider to the Fortune 1000, including the largest enterprises and to providers of cloud services. As of June 30, 2018, our customers included approximately 200 of the Fortune 1000, or private or foreign enterprises of equivalent size, representing approximately 74% of our annualized rent as of June 30, 2018. Additionally, as of June 30, 2018, our ten largest customers represented approximately 43% of our annualized rent.

        We cultivate long-term strategic relationships with our customers and provide them with solutions for their data center facilities and IT infrastructure requirements. Our offerings provide flexibility, reliability and security delivered through a tailored, customer service focused platform that is designed to foster long-term relationships. We focus on attracting customers that have not historically outsourced their data center needs and providing them with solutions that address their current and future needs. Our facilities and construction design allow us to offer flexibility in density and power resiliency, and the opportunity for expansion as our customers' needs grow. The CyrusOne National IX Platform delivers interconnection across states and between metro-enabled sites within the CyrusOne footprint and beyond. The platform enables high-performance, low-cost data transfer and accessibility for customers by uniting our data centers.

Our Portfolio

        As of June 30, 2018, our property portfolio included 43 data centers and two recovery centers in 12 distinct markets (10 cities in the U.S., as well as London and Singapore), collectively providing approximately 5.8 million net rentable square feet ("NRSF") and powered by approximately 583 megawatts of available critical load capacity. Since December 31, 2017, the NRSF has increased by approximately 125,000 primarily due to expansions in Dallas of 62,000 NRSF, Northern Virginia of 52,000 NRSF, San Antonio of 27,000 NRSF, Phoenix of 5,000 NRSF and Raleigh-Durham of 3,000 NRSF, partially offset by a 24,000 NRSF leased data center facility whose lease termed out and was not renewed per our discretion. Our net income (loss) and Adjusted EBITDA for the three months ended June 30, 2018 was $105.9 million and $110.6 million, respectively. See "—Summary Financial Data" for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to net income (loss).

        We own 32 of the buildings in which our data center facilities are located. We lease the remaining 13 buildings, which account for approximately 11% of our total operating NRSF and 16% of our total annualized rent as of June 30, 2018. We also had approximately 1.2 million NRSF under development primarily consisting of approximately 401,000 NRSF related to colocation ("CSF") and approximately 609,000 NRSF related to powered shell. In addition, we have approximately 383 acres of land that are available for future data center development. We believe our existing operating portfolio and development pipeline will allow us to meet the evolving needs of our existing customers and continue to attract new customers.

        The following tables provide an overview of our operating and development properties as of June 30, 2018.

Data Center Portfolio
As of June 30, 2018
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)
											Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas—Carrollton	Dallas	$74,229	305	89%	89%	82	51%	111	498	—	38
Houston—Houston West I	Houston	42,902	112	97%	97%	11	99%	37	161	3	28
Dallas—Lewisville*	Dallas	35,409	114	88%	89%	11	95%	54	180	—	21
Cincinnati—7th Street***	Cincinnati	35,231	197	94%	94%	6	100%	175	378	46	16
Northern Virginia—Sterling II	Northern Virginia	35,162	159	100%	100%	9	100%	55	223	—	30
San Antonio III	San Antonio	31,477	132	100%	100%	9	100%	43	184	—	24
Somerset I	New York Metro	28,616	97	85%	85%	27	89%	89	213	203	11
Chicago—Aurora I	Chicago	27,628	113	97%	97%	34	100%	223	371	27	71
Totowa—Madison**	New York Metro	26,800	51	89%	90%	22	100%	59	133	—	6
Cincinnati—North Cincinnati	Cincinnati	24,450	65	98%	99%	45	79%	53	163	65	14
Houston—Houston West II	Houston	24,317	80	87%	87%	4	88%	55	139	11	12
Wappingers Falls I**	New York Metro	23,073	37	90%	90%	20	99%	15	72	—	3
Northern Virginia—Sterling V	Northern Virginia	22,914	276	73%	95%	11	100%	121	408	64	39
San Antonio I	San Antonio	22,871	44	100%	100%	6	83%	46	96	11	12
Phoenix—Chandler II	Phoenix	22,608	74	100%	100%	6	38%	26	105	—	12
Phoenix—Chandler I	Phoenix	19,999	74	100%	100%	35	12%	39	147	31	16
Northern Virginia—Sterling I	Northern Virginia	19,053	78	100%	100%	6	77%	49	132	—	12
Phoenix—Chandler III	Phoenix	18,806	68	100%	100%	2	—%	30	101	—	14
Raleigh—Durham I	Raleigh—Durham	17,651	76	88%	88%	13	100%	82	171	246	12
Houston—Galleria	Houston	16,665	63	59%	60%	23	51%	25	112	—	14
Northern Virginia—Sterling III	Northern Virginia	16,147	79	100%	100%	7	100%	34	120	—	15
Austin II	Austin	15,715	44	95%	95%	2	100%	22	68	—	5
San Antonio II	San Antonio	14,754	64	100%	100%	11	100%	41	117	—	12
Phoenix—Chandler VI	Phoenix	14,452	148	96%	98%	6	100%	32	186	10	24
Florence	Cincinnati	13,509	53	99%	99%	47	87%	40	140	—	9
Austin III	Austin	12,331	62	54%	56%	15	83%	21	98	67	6
Phoenix—Chandler IV	Phoenix	11,387	73	100%	100%	3	100%	27	103	—	12
Cincinnati—Hamilton*	Cincinnati	10,652	47	76%	76%	1	100%	35	83	—	10
Northern Virginia—Sterling IV	Northern Virginia	8,711	81	100%	100%	7	100%	34	122	—	15
London—Great Bridgewater**	International	6,300	10	94%	94%	—	—%	1	11	—	1
Dallas—Midway**	Dallas	5,357	8	100%	100%	—	—%	—	8	—	1
San Antonio IV	San Antonio	5,285	60	45%	100%	4	—%	27	91	—	12
Cincinnati—Mason	Cincinnati	5,269	34	100%	100%	26	98%	17	78	—	4
Stamford—Riverbend**	New York Metro	5,250	20	23%	23%	—	—%	8	28	—	2
Houston—Houston West III	Houston	4,641	53	25%	34%	10	100%	32	95	209	6
Norwalk I**	New York Metro	3,942	13	96%	96%	4	68%	41	58	87	2
Chicago—Lombard	Chicago	2,383	14	73%	74%	4	100%	12	30	29	3
Stamford—Omega**	New York Metro	1,238	—	—%	—%	19	84%	4	22	—	—
Cincinnati—Blue Ash*	Cincinnati	660	6	36%	36%	7	100%	2	15	—	1
Totowa—Commerce**	New York Metro	567	—	—%	—%	20	38%	6	26	—	—
South Bend—Crescent*	Chicago	542	3	41%	41%	—	—%	5	9	11	1
Singapore—Inter Business Park**	International	383	3	22%	22%	—	—%	—	3	—	1
South Bend—Monroe	Chicago	123	6	23%	23%	—	—%	6	13	4	1

Stabilized Properties—Total		$729,461	3,097	88%	92%	576	77%	1,835	5,508	1,124	543

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)
											Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties—Total		$729,461	3,097	88%	92%	576	77%	1,835	5,508	1,124	543
Pre-Stabilized Properties(b)
Dallas—Carrollton (DH #6)	Dallas	4,906	75	76%	76%	—	—%	21	96	—	6
Phoenix—Chandler V	Phoenix	3,816	72	50%	50%	1	50%	16	89	94	12
Chicago—Aurora II (DH #1)	Chicago	1,077	77	23%	28%	10	—%	14	101	272	16
Dallas—Carrollton (DH #7)	Dallas	550	48	18%	21%	—	—%	—	48	—	6

All Properties—Total		$739,809	3,369	85%	88%	587	75%	1,886	5,842	1,490	583

*
Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.

**
Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.

***
The information provided for the Cincinnati—7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)
Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2018, multiplied by 12. For the month of June 2018, customer reimbursements were $100.8 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From July 1, 2016 through June 30, 2018, customer reimbursements under leases with separately metered power constituted between 10.2% and 13.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2018 was $746.4 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2018 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)
CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(e)
Percent occupied is determined based on CSF billed to customers under signed leases as of June 30, 2018 divided by total CSF. Leases signed but that have not commenced billing as of June 30, 2018 are not included.

(f)
Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(g)
Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(h)
Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of June 30, 2018 divided by total Office & Other space. Leases signed but not commenced as of June 30, 2018 are not included.

(i)
Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(j)
Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(k)
Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(l)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

NRSF Under Development
As of June 30, 2018
(Dollars in millions)
(Unaudited)

		NRSF Under Development(a)							Under Development Costs
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(b) (000)	Total (000)	Critical Load MW Capacity(c)	Actual to Date(d)	Estimated Costs to Completion(e)	Total
Northern Virginia—Sterling V	Northern Virginia	3Q'18	107	—	24	—	131	24.0	$18	$84 - 96	$102 - 114
Dallas—Carrollton	Dallas	3Q'18	—	—	—	—	—	6.0	3	14 - 16	17 - 19
Dallas—Allen	Dallas	3Q'18	79	27	60	175	341	6.0	45	17 - 23	62 - 68
Aurora II	Chicago	3Q'18	—	35	—	—	35	—	—	8 - 9	8 - 9
Somerset II	New York Metro	4Q'18	9	—	—	—	9	2.0	—	12 - 14	12 - 14
San Antonio IV	San Antonio	4Q'18	—	8	—	—	8	—	—	1 - 2	1 - 2
Northern Virginia—Sterling VI	Northern Virginia	1Q'19	206	30	52	71	359	48.0	9	238 - 264	247 - 273
Phoenix—Chandler VII	Phoenix	1Q'19	—	—	—	269	269	—	—	59 - 65	59 - 65
Northern Virginia—Sterling VII	Northern Virginia	3Q'19	—	—	—	93	93	—	—	33 - 37	33 - 37

Total			401	100	136	609	1,246	86.0	$75	$466 - 526	$541 - 601

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the third and fourth quarters of 2018 to prepare the space for its intended use. Estimates and timing are subject to change.

(b)
Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(c)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(d)
Actual to date is the cash investment as of June 30, 2018. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(e)
Represents management's estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

Our Competitive Strengths

        Our ability to attract and retain the world's largest customers is attributed to the following competitive strengths, which distinguish us from other data center operators and will enable us to continue to grow our operations.

        High Quality Customer Base.    The high quality of our assets combined with our reputation for serving the needs of large enterprises has enabled us to focus on the Fortune 1000 to build a quality customer base. We currently have approximately 1,000 customers from a broad spectrum of industries. For example, approximately 34% and 18% of our revenue for the three months ended June 30, 2018 was derived from cloud providers and financial services customers, respectively, with our remaining revenue dispersed across a variety of different industries. Our revenue is generated by a stable enterprise customer base, as evidenced by the fact that as of June 30, 2018, 74% of our annualized rent comes from the Fortune 1000 or private or foreign enterprises of equivalent size.

        One customer, Microsoft Corporation, a Fortune 500 Company, represented approximately 19% and 18% of our revenue for the six months ended June 30, 2018 and 2017, respectively.

        Strategically Located Portfolio.    Our portfolio is located in several domestic and international markets possessing attractive characteristics for enterprise-focused data center operations. We have domestic properties in six of the largest metropolitan areas in the U.S. (Chicago, Dallas, Houston, New York, Phoenix and San Antonio) and six of the largest metropolitan areas for Fortune 500 headquarters (Chicago, Cincinnati, Dallas, Houston, San Antonio and New York). We believe cities with large populations or a large number of corporate headquarters are likely to produce incremental demand for IT infrastructure. In addition, being located close to our current and potential customers provides chief information officers ("CIOs") with additional confidence when outsourcing their data center infrastructure to us.

        Modern, High Quality, Flexible Facilities.    Our portfolio includes highly efficient, reliable facilities with flexibility to customize customer solutions and accessibility to hundreds of connectivity providers. To optimize the delivery of power, our properties include modern engineering technologies designed to minimize unnecessary power usage and, in our newest facilities, we are able to provide power utilization efficiency ratios that we believe to be among the best in the multi-tenant data center industry. Fortune 1000 CIOs are dividing their application stacks into various groups as some applications require 100% availability while others may require significant power to support complex computing or robust connectivity. Our facility design enables us to deliver different power densities and resiliencies to the same customer footprint, allowing customers to tailor solutions to meet their application needs. In addition, the National IX Platform provides access to hundreds of telecommunication and Internet carriers.

        Massively Modular® Construction Methods.    Our Massively Modular® data center design principles allow us to efficiently stage construction on a large scale and deliver critical power and CSF in a timeframe that we believe is one of the best in the industry. We acquire or build a large powered shell capable of scaling with our customers' power and colocation space needs. The powered shell can be acquired or constructed for a relatively inexpensive capital cost. Once the building shell is ready, we can build individual data center halls in portions of the building space to meet the needs of customers on a modular basis. This modular data center hall construction can be completed in 12 to 16 weeks to meet our customers' immediate needs. This short construction timeframe ensures a very high utilization of the assets and minimizes the time between our capital investment and the receipt of customer revenue, favorably impacting our return on investment while also translating into lower costs for our customers. Our design principles also allow us to add incremental equipment to increase power densities as our customers' power needs increase, which provides our customers with a significant amount of flexibility to manage their IT demands. We believe this Massively Modular® approach allows us to respond to rapidly evolving customer needs, to commit capital toward the highest return projects and to develop state-of-the-art data center facilities.

        Significant Leasing Capability.    Our focus on the customer, our ability to scale with their needs, and our operational excellence provide us with embedded future growth from our customer base. During the three and six months ended June 30, 2018, we signed new leases representing $65.4 million and $105.9 million in annualized revenue, respectively, with previously existing customers accounting for approximately 81% and 86% of these amounts, respectively. The new leases signed during the three months ended June 30, 2018 represented 305,000 CSF and 52 megawatts. Since July 1, 2017, we increased our CSF by approximately 794,000 square feet, or 31%, while maintaining a high percentage of CSF leased of 88% as of June 30, 2018. In addition, for the year ended June 30, 2018, we signed new leases representing $150.2 million in annualized revenue, which is approximately 23% of our lease and other revenues from customers of $665.0 million for such period.

        Significant, Attractive Expansion Opportunities.    As of June 30, 2018, we had approximately 1.5 million NRSF of powered shell available for future development and approximately 383 acres of land that are available for future data center facility development. The powered shell available for future development in locations that are part of our domestic portfolio consist of approximately 436,000 NRSF in the Southwest (Texas and Phoenix), 600,000 NRSF in the Northeast (Raleigh-Durham, Northern Virginia and New York Metro) and 454,000 NRSF in the Midwest (Chicago and Cincinnati). Our current development properties and available acreage were selected based on extensive site selection criteria and the collective industry knowledge and experience of our management team with a focus on markets with a strong presence of and high demand by Fortune 1000 companies and providers of cloud services. As a result, we believe that our development portfolio contains properties that are located in markets with attractive supply and demand conditions and that possess suitable physical characteristics to support data center infrastructure.

        Differentiated Reputation for Service.    We believe that the decision CIOs make to outsource their data center infrastructure has material implications for their businesses, and, as such, CIOs look to third-party data center providers that have a reputation for serving similar organizations and that are able to deliver a customized solution. We take a consultative approach to understanding the unique requirements of our customers, and our design principles allow us to deliver a customized data center solution to match their needs. We believe that this approach has helped fuel our growth. Our current customers are also often the source of new contracts, with referrals being an important source of new customers.

        Experienced Management Team.    Our management team is comprised of individuals drawing on diverse knowledge and skill sets acquired through extensive experiences in the real estate, REIT, telecommunications, technology and mission-critical infrastructure industries.

        Balance Sheet Positioned to Fund Continued Growth.    As of June 30, 2018, we had approximately $2.1 billion in available liquidity, including approximately $1.7 billion in borrowing capacity under our Revolving Credit Facility and $300 million under the 2023 Term Loan (each as defined below) and cash and cash equivalents of $116.2 million. In August 2018, we borrowed under the Credit Agreement in order to fund the Zenium Acquisition (each as defined below). See "Recent Developments—Zenium Acquisition". The Credit Agreement also includes an accordion feature providing for an aggregate increase in the revolving and term components to $4.0 billion, subject to certain conditions. We believe that we are appropriately capitalized with sufficient financial flexibility and capacity to fund our anticipated growth.

        Experienced Sales Force with Robust Partner Channel.    We have an experienced sales force with a particular expertise in selling to large enterprises and providers of cloud services, which can require extensive consultation and drive long sales cycles as these enterprises make the initial outsourcing decision. As of June 30, 2018, we had 47 sales-related employees. We believe the depth, knowledge, and experience of our sales team differentiates us from other data center companies, and we are not as dependent on brokers to identify and acquire customers as some other companies in the industry. To complement our direct sales efforts, we have developed a robust network of partners, including value added resellers, systems integrators and hosting providers.

Business and Growth Strategies

        Our objective is to grow our revenue and earnings and maximize stockholder returns and cash flow by continuing to expand our data center infrastructure outsourcing business.

        Increasing Revenue from Existing Customers and Properties.    We have historically generated a significant portion of our revenue growth from our existing customers. We will continue to target our existing customers because we believe that many have significant data center infrastructure needs that have not yet been outsourced, and many will require additional data center space and power to support their growth and their increasing reliance on technology infrastructure in their operations. To address new demand, as of June 30, 2018, we have approximately 5.8 million NRSF currently under lease or available for lease. We also have approximately 1.2 million NRSF under development, as well as approximately 1.5 million NRSF of additional powered shell space under roof available for development.

        Attracting and Retaining New Customers.    Increasingly, enterprises are beginning to recognize the complexities of managing data center infrastructure in the midst of rapid technological development and innovation. We believe that these complexities, brought about by the rapidly increasing levels of Internet traffic and data, cloud adoption, obsolete existing corporate data center infrastructure, increased power and cooling requirements and increased regulatory requirements, are all driving the need for companies to outsource their data center facility requirements. Consequently, this will significantly increase the percentage of companies that use third-party data center colocation services over the next several years. We believe that our high quality assets and reputation for serving cloud providers and large enterprises have been, and will be, key differentiators for us in attracting customers that are outsourcing their data center infrastructure needs.

        We acquire customers through a variety of channels. We have historically managed our sales process through a direct-to-the-customer model but are now also utilizing third-party leasing agents and indirect leasing channels to expand our universe of potential new customers. In addition, over the past few years, we have developed a robust network of partners in our indirect leasing channels, including value added resellers, systems integrators and hosting providers. These channels, in combination with our marketing strategies, have enabled us to build both a strong brand and outreach program to new customers. Throughout the life cycle of a customer's lease with us, we maintain a disciplined approach to monitoring their experience, with the goal of providing the highest level of customer service. This personal attention fosters a strong relationship and trust with our customers, which leads to future growth and leasing renewals.

        Expanding into New Markets.    Our expansion strategy focuses on acquiring and developing new data centers, both domestically and internationally, in markets where our customers are located and in markets with a strong presence of and high demand by Fortune 1000 customers and providers of cloud services. We conduct extensive analysis to ensure an identified market displays strong data center fundamentals, independent of the demand presented by any particular customer. In addition, we consider markets where our existing customers want us to be located. We regularly meet with our customers to understand their business strategies and potential data center needs. We believe that this approach, combined with our Massively Modular® construction design, reduces the risk associated with expansion into new markets because it provides strong visibility into our leasing opportunities and helps to ensure targeted returns on new developments. When considering a new market, we take a disciplined approach in evaluating potential business, property and site acquisitions, including a site's geographic attributes, availability of telecommunications and connectivity providers, access to power, and expected costs for development. We also plan to continue to execute on our strategy to create a robust European footprint to complement our U.S. portfolio and support our customers as they expand globally. Based on current development plans in process, including for the properties acquired in the Zenium Acquisition, we believe that there is potential to significantly increase our capacity in Europe over the next several years.

        Pursuit of Strategic Transactions.    Strategic transactions are an important facet of our growth strategy. Consistent with our expansion strategy, we actively pursue opportunities to grow our business through acquisitions of individual properties, portfolios and businesses. We also may in the future co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity, including through recapitalizations or sales of joint venture interests in our properties. We believe these strategic transactions present an effective opportunity to complement and grow our portfolio, to expand into new markets, to further scale our platform and, in the case of co-investments and recapitalizations, to access additional sources of capital. As such, we routinely have one or more potential transactions under consideration that are in varying stages of evaluation and due diligence review, including both off-market and marketed opportunities. We believe there are meaningful opportunities in the market to acquire, recapitalize or co-invest in assets, portfolios and businesses, including acquisitions, dispositions, joint ventures and other transactions, including those that may be of a transformative nature for the Company. While we are in the preliminary stages of reviewing certain of these opportunities, the completion and timing of any potential strategic transaction is dependent on many factors, some of which are outside our control. We can provide no assurance that we will be able to negotiate and execute satisfactory definitive agreements with the counterparties, that our due diligence will be satisfactory or that the conditions to closing will be satisfied. As such, we cannot predict if or when we will announce or complete any potential strategic transaction. Nevertheless, we could announce one or more material strategic transactions at any time after the closing of this offering. These strategic transactions, if completed, may have a material effect on our results of operations and financial condition.

        Growing Interconnection Business.    In April 2013, we launched the National IX Platform, delivering interconnection across states and between metro-enabled sites within the CyrusOne facility footprint and beyond. The platform enables high-performance, low-cost data transfer and accessibility for customers seeking to connect between CyrusOne facilities, from CyrusOne to their own private data center facility, or with one another via private peering, cross connects and/or public switching environments. Interconnection within a facility or on the National IX Platform allows our customers to share information and conduct commerce in a highly efficient manner not requiring a third-party intermediary, and at a fraction of the cost normally required to establish such a connection between two enterprises. Our annualized book-but-not-billed interconnection revenue as of June 30, 2018 was $2.8 million. The demand for interconnection creates additional rental and revenue growth opportunities for us, and we believe that customer interconnections increase our likelihood of customer retention by providing an environment not easily replicated by competitors. We act as a trusted neutral party that enterprises, carriers and content companies utilize to connect to each other. In 2014, we became the first colocation provider in North America to receive multi-site certification from the

Open-IX Association, a non-profit industry group formed to promote better standards for data center interconnection and Internet Exchanges in North America.

Tax Status

        We have elected to be treated as a REIT for U.S. federal income tax purposes. In order to maintain our qualification as a REIT under the Code, we are required, among other things, to distribute at least 90% of our REIT taxable income to our stockholders on an annual basis, determined without regard to the dividends paid deduction and excluding any net capital gains. As a REIT, we are generally not subject to corporate level U.S. federal income tax on the earnings distributed currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we would be subject to U.S. federal income tax at regular corporate rates and would be precluded from re-electing to be taxed as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property, and the income of our taxable REIT subsidiaries will be subject to taxation at regular corporate rates.

Restrictions on Ownership and Transfer of Our Stock

        Due to limitations on the concentration of ownership of REIT stock imposed by the Code, among other purposes, our charter provides for restrictions on ownership and transfer of our shares of stock, including, in general, prohibitions on any person actually or constructively owning more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of our common stock or 9.8% in value of the outstanding shares of all classes or series of our stock. Our charter, however, permits exceptions to be made for stockholders (prospectively or retroactively) provided that our board of directors determines such exceptions will not jeopardize our tax status as a REIT.

Recent Developments

Zenium Acquisition

        On August 24, 2018, we completed our previously announced acquisition of Zenium Topco Ltd., a Cayman Islands company ("Zenium"), and certain other affiliated entities, pursuant to a Sale and Purchase Agreement, dated December 21, 2017 (as amended from time to time, the "Sale and Purchase Agreement") by and among the Company, CyrusOne Dutch Holdings B.V. ("Purchaser"), a Dutch limited liability company and a wholly owned subsidiary of the Company, CyrusOne LP, Zenium, ZTL Seller Rep, LLC, a Delaware limited liability company, Quantum Strategic Partners Ltd. ("Quantum"), a Cayman Islands company, and certain other sellers (together with Quantum, the "Sellers"). Zenium is a hyperscale data center provider in Europe with four operating data centers in London and Frankfurt and additional development sites in London and Frankfurt. Once the Zenium facilities are completely built out, they are expected to contribute up to 260,000 CSF and 49 megawatts of available critical load capacity. Zenium also owns a site in Frankfurt that, when constructed and built out, is expected to contribute additional megawatts of available critical load capacity.

        At closing, the Sellers sold and Purchaser acquired all of the issued share capital in Zenium and certain other affiliated entities. In connection with the completion of the transactions contemplated by the Sale and Purchase Agreement, we paid aggregate cash consideration of approximately $474.5 million and assumed approximately $85 million of outstanding indebtedness and $11 million of cash-on-hand. We financed the acquisition with proceeds from a $300 million delayed draw term loan maturing in March 2023 (together with the existing $700 million 5-year term loan, the "2023 Term Loan") and $175 million of borrowings under the senior unsecured revolving credit facility (the "Revolving Credit Facility"), each provided under our existing credit agreement, dated as of March 29, 2018 (the "Credit Agreement"), among CyrusOne LP, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. In this prospectus supplement, the foregoing acquisition is referred to as the "Zenium Acquisition".

Real Estate Acquisitions

        On July 10, 2018, we acquired 10 acres of land and a newly-built, unoccupied and powered shell for an enterprise data center in Sterling, Virginia for cash consideration of $26.2 million.

        On August 31, 2018, we acquired 15 acres of land for an enterprise data center in Santa Clara, California for cash consideration of $52.8 million.

        On September 8, 2018, we acquired 24.4 acres of land for an enterprise data center in Allen, Texas for cash consideration of $4.2 million.

        On September 24, 2018, we acquired 39.7 acres of land for an enterprise data center in Sterling, Virginia for cash consideration of $38.9 million.

Backlog

        As of June 30, 2018, we had a booked-not-billed annualized lease revenue backlog, excluding any metered power reimbursement, of approximately $85.0 million. Approximately half of this backlog related to our major customer (a customer with revenues in excess of 10% of our total consolidated revenues for the six months ended June 30, 2018). We estimate that we will incur approximately $322 – $360 million of additional expense to construct the buildings and deliver the power required in order for the leases comprising the backlog as of June 30, 2018 to commence and monthly revenue recognition to begin. We define our annualized backlog as the twelve-month recurring revenue, determined in accordance with generally accepted accounting principles in the United States ("GAAP"), for executed lease contracts achieved upon full occupancy which have not commenced as of the end of a period. Because GAAP revenue for any period is generally a function of straight line revenue recognized from lease contracts in existence at the beginning of a period, as well as lease contract renewals and new customer lease contracts commencing during the period, backlog as of any period is not necessarily indicative of near-term performance. Our presentation of backlog may differ from other companies in our industry.

Corporate Information

        Our principal executive offices are located at 2101 Cedar Springs Road, Suite 900, Dallas, Texas 75201. Our telephone number is (972) 350-0060.

 The Offering

        The following summary contains basic information about this offering. It does not contain all the information that is important to you. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before making an investment decision.

Issuer	CyrusOne Inc.
Common stock offered by us	5,500,000 shares(1)
Common stock offered by the forward seller	2,500,000 shares(1)
Common stock to be outstanding immediately before this offering	99,137,809 shares(1)
Common stock to be outstanding immediately after this offering	104,637,809 shares(1)(2)
Common stock to be outstanding after settlement of the forward sale agreement assuming full physical settlement	107,137,809 shares(1)(2)
Use of proceeds

We will receive proceeds from the sale of 5,500,000 shares of our common stock offered by us in this offering, but we will not initially receive any proceeds from the sale of 2,500,000 shares of our common stock offered by the forward seller in this offering, unless an event occurs that requires us to sell such shares of our common stock to the underwriters in lieu of the forward seller selling such shares of our common stock to the underwriters, including if the forward purchaser determines that (i) the forward seller is unable to borrow and deliver for sale on the anticipated closing date the number of shares of our common stock offered hereby by the forward seller, or (ii) the forward seller is unable to borrow, at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date the number of shares of our common stock offered hereby by the forward seller, then we will issue and sell to the underwriters a number of shares equal to the number of shares that the forward seller does not borrow and sell. We intend to use any net proceeds we receive from any such sales in the manner described below. We expect the net proceeds to us from the sale and settlement of shares of our common stock in this offering and the forward sale agreement, respectively, after deducting estimated underwriting discounts, will be approximately $474.4 million (or approximately $545.8 million if the underwriters exercise their option to purchase additional shares of our common stock in full), subject to certain adjustments pursuant to the forward sale agreement, assuming full physical settlement of the forward sale agreement, which we expect to occur by September 15, 2019.(3)

We intend to contribute the net proceeds from the sale and settlement of shares of our common stock in this offering and the forward sale agreement, respectively, to our operating partnership in exchange for an equivalent number of newly issued operating partnership units in accordance with the partnership agreement of our operating partnership (the "OP Contribution and Issuance"). Our operating partnership intends to use the proceeds from the OP Contribution and Issuance to repay borrowings under the Revolving Credit Facility, fund growth capital expenditures related to recently signed leases and for general corporate purposes, which may include funding future acquisitions, investments or capital expenditures.

Accounting treatment of the transaction

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share, return of investment and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return of investment and dividends per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share, return of investment and dividends per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $59.06 per share, subject to increase or decrease based on the federal funds rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement.

NASDAQ symbol	CONE

Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-19 of this prospectus supplement and all other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus (including the risks incorporated herein and therein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, as updated by our subsequent filings, incorporated by reference herein) for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

(1)
The forward seller has advised us that it intends to acquire shares of our common stock to be sold in this offering through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreement until settlement of the forward sale agreement, which we expect to occur in full by September 15, 2019. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreement. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement. The number of shares of our common stock to be outstanding immediately before and after this offering is based on 99,137,809 shares of our common stock outstanding as of September 21, 2018, and excludes (a) 2,947,640 shares of our common stock reserved for issuance under our Restated 2012 Long Term Incentive Plan and 148,706 shares of our common stock reserved for issuance under our 2014 Employee Stock Purchase Plan, in each case as of September 21, 2018, and (b) any additional shares of common stock we may issue from and after September 25, 2018 through physical settlement of the forward sale agreement. These numbers assume no event will occur that would require us to sell shares of our common stock to the underwriters in lieu of the forward seller selling shares of our common stock to the underwriters. If such an event occurs, (i) the number of shares of our common stock to be outstanding immediately after the offering would be increased by such number of shares and (ii) the number of shares of our common stock issuable pursuant to physical settlement of the forward sale agreement would be reduced by such number of shares.

(2)
Excludes 1,200,000 shares of our common stock issuable if the underwriters exercise their option to purchase additional shares of our common stock in full.

(3)
Assuming that the forward sale agreement will be fully physically settled based on the initial forward sale price of $59.06 per share, which is the public offering price less the underwriting discount set forth on the front cover of this prospectus supplement less an amount corresponding to our dividend of $0.46 per share of common stock for the third quarter of 2018, by the delivery of 2,500,000 shares of our common stock. The forward sale price is subject to adjustment pursuant to the forward sale agreement, including decreases on certain dates based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement, and the actual proceeds are subject to settlement of the forward sale agreement.

 Summary Financial Data

        The following tables set forth summary financial information on a consolidated historical basis.

        The financial information presented below as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 has been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 22, 2018, which is incorporated by reference into this prospectus supplement. The financial information presented below as of June 30, 2018 and for the six months ended June 30, 2018 and 2017 and the three months ended June 30, 2018 and 2017 is unaudited and has been derived from the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 filed with the SEC on August 2, 2018, which is incorporated by reference into this prospectus supplement. The unaudited condensed consolidated financial statements contain all normal recurring adjustments necessary, in the opinion of management, to summarize the financial position and results for the periods presented. The historical operating results of our company for the six months ended June 30, 2018 are not necessarily indicative of the results that may be expected for a full year.

        You should read the following summary financial information in conjunction with our audited consolidated and unaudited condensed consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our Quarterly

Report on Form 10-Q for the quarterly period ended June 30, 2018, which are incorporated by reference into this prospectus supplement.

	Six months ended June 30,		Year ended December 31,
(Dollars in millions, except per share data)	2018	2017	2017	2016	2015
Statement of Operations Data:
Revenue	$393.5	$316.2	$672.0	$529.1	$399.3
Operating expenses:
Property operating expenses	136.7	111.9	235.1	187.5	148.7
Sales and marketing	9.7	9.2	17.0	16.9	12.1
General and administrative	37.9	33.1	67.0	60.7	46.6
Depreciation and amortization	152.2	119.4	258.9	183.9	141.5
Transaction, acquisition, integration and other related expenses(a)	2.3	2.3	10.4	4.3	14.1
Asset impairments(b)	—	3.6	58.0	5.0	9.3
Loss on disposal	—	0.2	1.5	0.3	4.2
Operating income	$54.7	$36.5	$24.1	$70.5	$22.8
Interest expense	(43.6)	(30.1)	(68.1)	(48.8)	(41.2)
Unrealized gain on marketable equity investment(c)	143.2	—	—	—	—
Loss on early extinguishment of debt(d)	(3.1)	(36.5)	(36.5)	—	—

Net income (loss) before income taxes	$151.2	$(30.1)	$(80.5)	$21.7	$(18.4)
Income tax expense	(1.8)	(1.1)	(3.0)	(1.8)	(1.8)

Net income (loss)	149.4	$(31.2)	$(83.5)	$19.9	$(20.2)

Noncontrolling interest in net loss	$—	$—	$—	$—	$(4.8)
Net income (loss) attributed to common stockholders	149.4	(31.2)	(83.5)	19.9	(15.4)
Per share data:
Basic weighted average common shares outstanding	97.3	86.0	88.9	78.3	54.3
Diluted weighted average common shares outstanding	98.1	86.0	88.9	79.0	54.3

Income (loss) per share—basic	$1.53	$(0.37)	$(0.95)	$0.24	$(0.30)
Income (loss) per share—diluted	1.52	(0.37)	(0.95)	0.24	(0.30)

Dividends declared per share	$0.92	$0.84	$1.68	$1.52	$1.26

		As of December 31,
	As of June 30, 2018
(Dollars in millions)		2017	2016
Balance Sheet Data:
Total investment in real estate, net	$3,245.3	$3,058.4	$2,023.1
Total assets	4,628.7	4,312.1	2,852.4
Debt	2,179.5	2,089.4	1,240.1
Lease financing arrangements(e)	127.8	131.9	135.7

	Six months ended June 30,		Year ended December 31,
(Dollars in millions, except per share data and percentages)	2018	2017	2017	2016	2015
Other Financial Data:
CSF Leased(f)	88%	89%	83%	85%	86%
Capital expenditures	$322.7	$977.3	$1,406.8	$731.1	$234.5
Funds from Operations(g)	285.9	76.4	202.9	182.8	110.3
Normalized Funds from Operations(g)	162.9	129.1	278.9	210.2	150.7
EBITDA(h)	347.0	123.2	306.0	259.7	177.8
Adjusted EBITDA(h)	220.1	171.5	371.6	278.5	211.7

(a)
Represents legal, accounting and consulting fees incurred in connection with the transactions related to our formation in 2012 and our initial public offering in 2013, our qualification as a REIT and completed and potential business combinations, integration of acquisitions, failed transactions and costs of secondary offerings.

(b)
For the six months ended June 30, 2017, we recognized asset impairments and loss on disposal of $3.8 million, which includes an impairment loss of $3.6 million for our leased facility in Singapore. Additionally, we recognized a loss on disposal of $0.2 million related to equipment at our Chicago-Aurora facility. See Item 7 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference into this prospectus supplement, for discussion of costs incurred in the years ended December 31, 2017, 2016 and 2015.

(c)
As of June 30, 2018 and December 31, 2017, our only investment represents a marketable equity investment in newly issued unregistered, ordinary shares equivalent to the American depository shares of GDS Holdings Limited ("GDS"), a developer and operator of high-performance, large-scale data centers in China. For the three and six months ended June 30, 2018, the unrealized gain on investment was $107.2 million and $143.2 million, respectively. Because the unrealized gain (loss) on marketable equity investment is based on the fair value of our marketable equity investment in GDS, our unrealized gain (loss) on marketable equity investment may fluctuate materially from quarter-to-quarter. These fluctuations may cause certain of our financial results, including net income (loss), EBITDA and FFO, to fluctuate materially from quarter-to-quarter. As of September 24, 2018, the fair value of the Company's equity investment in GDS and our unrealized gain (loss) on marketable equity investment was approximately $273.3 million and $97.8 million, respectively. A $1.00 change in the trading price of the American depositary shares of GDS would result in our unrealized gain (loss) on marketable equity investment changing by $8.0 million.

(d)
For the six months ended June 30, 2018, loss on extinguishment of debt was $3.1 million, primarily due to costs associated with the retirement of our existing credit facility. For the six months ended June 30, 2017, loss on extinguishment of debt was $36.5 million, primarily due to costs associated with the repurchase of $474.8 million in aggregate principal amount of our senior notes due 2022 for total consideration of $515.1 million, including accrued and unpaid interest of $10.3 million. Deferred financing costs, bond premium and legal fees related to our senior notes due 2022 of $6.2 million were written off. In addition, $0.3 million related to our previous credit agreement were written off due to the exit of certain lenders from the credit facility.

(e)
Lease financing arrangements represent leases of real estate where we were involved in the construction of structural improvements to develop buildings into data centers. When we bear substantially all the construction period risk, such as managing or funding construction, we are deemed to be the accounting owner of the leased property. These transactions generally do not qualify for sale-leaseback accounting due to our continued involvement in these data center operations. For these transactions, at the lease inception date, we recognize the fair value of the leased building as an asset in investment in real estate and as a liability in other financing arrangements. See Note 7, Debt, and Note 8, Capital Lease Obligations and Lease Financing Arrangements to our interim unaudited condensed consolidated financial statements included in our Form 10-Q for the quarterly period ended June 30, 2018, and Note 10, Long-Term Debt, Capital Lease Obligations and Lease Financing Arrangements to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which are incorporated by reference into this prospectus supplement.

(f)
Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(g)
We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.

We calculate FFO as net income (loss) computed in accordance with GAAP before real estate depreciation and amortization and asset impairments and gain or loss on disposal. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.

We calculate Normalized FFO as FFO plus loss on early extinguishment of debt, unrealized gain on marketable equity investment, new accounting standards and regulatory compliance and the related system implementation costs, amortization of customer relationship intangibles, transaction, acquisition, integration and other related expenses, severance and management transition costs, legal claim costs and other special items as appropriate. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, the Company believes the amortization of such intangibles and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. The Company believes its Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.

In addition, because FFO and Normalized FFO exclude real estate depreciation and amortization and real estate impairments, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to net income (loss) presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.

        A reconciliation of net income (loss) to FFO and Normalized FFO is presented below:

	Six months ended June 30,		Year ended December 31,
(Dollars in millions)	2018	2017	2017	2016	2015
Net income (loss)	$149.4	$(31.2)	$(83.5)	$19.9	$(20.2)
Real estate depreciation and amortization	136.5	104.0	226.9	157.6	117.0
Asset impairments	—	3.6	58.0	5.0	9.3
Loss on disposal	—	0.2	1.5	0.3	4.2

FFO	$285.9	$76.6	$202.9	$182.8	$110.3
Loss on early extinguishment of debt	3.1	36.5	36.5	—	—
Unrealized gain on marketable equity investment	(143.2)	—	—	—	—
New accounting standards and regulatory compliance and the related system implementation costs	1.5	0.5	2.4	—	—
Amortization of customer relationship intangibles	12.3	11.9	25.1	20.1	18.5
Transaction, acquisition, integration and other related expenses	2.3	2.3	10.4	4.3	14.1
Lease exit costs	—	—	—	—	1.4
Severance and management transition costs(1)	0.7	0.5	0.5	1.9	6.0
Legal claim costs	0.3	0.8	1.1	1.1	0.4

Normalized FFO	$162.9	$129.1	$278.9	$210.2	$150.7

(1)
The severance expense for the six months ended June 30, 2018 includes $0.7 million due to a senior executive leaving the Company. The severance expense for the six months ended June 30, 2017 includes $0.5 million due to a reduction-in-force for the marketing department. The severance expense for the year ended December 31, 2016 includes $0.8 million due to the acceleration of equity awards of a senior executive who left the Company. The severance expense for the year ended December 31, 2015 includes $2.4 million due to the acceleration of equity awards of two senior executives who left the Company.
(h)
We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDA") as GAAP net income (loss) plus interest expense, income tax expense, depreciation and amortization plus or minus losses and gains on the disposition of depreciable property, plus asset impairments. While it is consistent with the definition of EBITDA promulgated by the NAREIT, our computation of EBITDA may differ from the methodology for calculating EBITDA used by other REITs. Accordingly, our EBITDA may not be comparable to others. We calculate Adjusted EBITDA as net income (loss) as defined by GAAP plus interest expense, income tax expense, depreciation and amortization, asset impairments and loss on disposals, transaction, acquisition, integration and other related expenses, legal claim costs, stock-based compensation expense, severance and management transition costs, loss on early extinguishment of debt, new accounting standards and regulatory compliance and the related system implementation costs, unrealized (gain) on marketable equity investments and other special items as appropriate. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, our Adjusted EBITDA may not be comparable to others. Management uses EBITDA and Adjusted EBITDA as supplemental performance measures because they provide performance measures that, when compared period over period, capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs and other companies, these measures will be used by investors as a basis to compare our operating performance with that of other companies. EBITDA and Adjusted EBITDA should be considered only as supplements to net (loss) income as measures of our performance and should not be used as substitutes for net (loss) income. EBITDA and Adjusted EBITDA should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. EBITDA and Adjusted EBITDA also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.

        A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is presented below:

	Six months ended June 30,		Year ended December 31,
(Dollars in millions)	2018	2017	2017	2016	2015
Net income (loss)	$149.4	$(31.2)	$(83.5)	$19.9	$(20.2)
Interest expense	43.6	30.1	68.1	48.8	41.2
Income tax expense	1.8	1.1	3.0	1.8	1.8
Depreciation and amortization	152.2	119.4	258.9	183.9	141.5
Asset impairments	—	3.6	58.0	5.0	9.3
Loss on disposals	—	0.2	1.5	0.3	4.2

EBITDA (NAREIT definition)	$347.0	$123.2	$306.0	$259.7	$177.8

Transaction, acquisition, integration and other related expenses	$2.3	$2.3	$10.4	$4.3	$14.1
Legal claim costs	0.3	0.8	1.1	1.1	0.4
Stock-based compensation expense	8.4	7.7	14.7	11.5	12.0
Severance and management transition costs	0.7	0.5	0.5	1.9	6.0
Loss on early extinguishment of debt	3.1	36.5	36.5	—	—
New accounting standards and regulatory compliance and the related system implementation costs	1.5	0.5	2.4	—	—
Unrealized gain on marketable equity investment	(143.2)	—	—	—	—
Lease exit costs	—	—	—	—	1.4

Adjusted EBITDA	$220.1	$171.5	$371.6	$278.5	$211.7

	Three months ended June 30,
(Dollars in millions)	2018	2017
Net income (loss)	$105.9	$(0.8)
Interest expense	22.8	16.5
Income tax expense	1.0	0.7
Depreciation and amortization	77.6	63.7
Asset impairments and loss on disposals	—	3.6

EBITDA (NAREIT definition)	$207.3	$83.7

Transaction, acquisition, integration and other related expenses	$0.4	$1.7
Legal claim costs	0.1	0.6
Stock-based compensation expense	4.5	4.0
Loss on early extinguishment of debt	—	0.3
New accounting standards and regulatory compliance and the related system implementation costs	1.0	0.5
Unrealized gain on marketable equity investment	(102.7)	—
Adjusted EBITDA	$110.6	$90.8

RISK FACTORS

        An investment in our common stock involves risks. You should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, the risks discussed below and the other information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein (as such risk factors may be amended, supplemented or superseded by our subsequent filings with the SEC) before purchasing shares of our common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Special Note Regarding Forward-Looking Statements".

Risks Related to Ownership of Our Common Stock

Our cash available for distribution to stockholders may not be sufficient to make distributions at expected levels, and we may need to borrow in order to make such distributions; consequently, we may not be able to make such distributions in full.

        If cash available for distribution generated by our assets is less than our estimate or if such cash available for distribution decreases in future periods from expected levels, our inability to make the expected distributions could result in a decrease in the market price of our common stock.

        Distributions made by us will be authorized and determined by our board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including restrictions under applicable law and our capital requirements. We may not be able to make or sustain distributions in the future. To the extent that we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for U.S. federal income tax purposes to the extent of the holder's adjusted tax basis in its shares. A return of capital is not taxable, but it has the effect of reducing the holder's adjusted tax basis in its investment. To the extent that distributions exceed the adjusted tax basis of a holder's shares, they will be treated as gain from the sale or exchange of such stock. See "U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions" in the accompanying prospectus. If we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been.

We have significant indebtedness that involves significant debt service obligations, limits our operational and financial flexibility, exposes us to interest rate fluctuations and exposes us to the risk of default under our debt obligations.

        As of June 30, 2018, we had a total combined indebtedness, including capital lease obligations and lease financing arrangements, of approximately $2.3 billion. As of September 25, 2018, we have the ability to borrow up to an additional approximately $1.3 billion under our Revolving Credit Facility, net of outstanding letters of credit of approximately $7.8 million, subject to satisfying certain financial tests. Our Credit Agreement also contains an accordion feature that, as of June 30, 2018, allows the operating partnership to request an increase in the total commitment by up to $1.0 billion. There are no limits on the amount of indebtedness we may incur other than limits contained in the indentures governing our senior notes, our Credit Agreement or future agreements that we may enter into or as may be set forth in any policy limiting the amount of indebtedness we may incur adopted by CyrusOne's board of directors. A substantial level of indebtedness could have adverse consequences for our business, financial condition and results of operations because it could, among other things:

  •
  require us to dedicate a substantial portion of our cash flow from operations to make principal and interest payments on our indebtedness, thereby reducing our cash flow available to fund working capital, capital expenditures and other general corporate purposes, including to make distributions on our common stock as currently contemplated or as necessary to maintain our qualification as a REIT;

  •
  require us to maintain certain debt coverage and other financial metrics at specified levels, thereby reducing our financial flexibility and, in the event of a failure to comply with such requirements, creating the risk of a material adverse effect on our ability to fulfill our obligations under our debt and on our business and prospects generally;

  •
  make it more difficult for us to satisfy our financial obligations, including borrowings under the Credit Agreement;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  expose us to increases in interest rates for our variable rate debt;

  •
  limit our ability to borrow additional funds on favorable terms or at all to expand our business or ease liquidity constraints;

  •
  limit our ability to refinance all or a portion of our indebtedness on or before maturity on the same or more favorable terms or at all;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and our industry;

  •
  place us at a competitive disadvantage relative to competitors that have less indebtedness;

  •
  increase our risk of property losses as the result of foreclosure actions initiated by lenders in the event we should incur mortgage or other secured debt obligations; and

  •
  require us to dispose of one or more of our properties at disadvantageous prices or raise equity that may dilute the value of our common stock in order to service our indebtedness or to raise funds to pay such indebtedness at maturity.

Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities, which may be senior to our common stock for purposes of distributions or upon liquidation, may adversely affect the market price of our common stock.

        In the future, we may attempt to increase our capital resources by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make a distribution to the holders of our common stock.

        Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

Increases in market interest rates may cause potential investors to seek higher dividend yields and therefore reduce demand for our common stock and result in a decline in our stock price.

        One of the factors that may influence the price of our common stock is the dividend yield on our common stock (the amount of dividends as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common stock to expect a higher dividend yield, which we may be unable or choose not to provide. Higher interest rates would likely increase our borrowing costs and potentially decrease the cash available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decline.

The number of shares available for future sale could adversely affect the market price of our common stock.

        We cannot predict whether future issuances of shares of our common stock or the availability of shares of our common stock for resale in the open market will decrease the market price per share of our common stock. Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of the shares of our common stock. For example, upon physical settlement of certain forward sale agreements in February 2017, we issued approximately 4.4 million shares of our common stock. Physical settlement of the forward sale agreements resulted in dilution to our earnings per share. In addition, we have registered shares of common stock that were reserved for issuance under our Restated 2012 Long Term Incentive Plan and under our 2014 Employee Stock Purchase Plan, and these shares can generally be freely sold in the public market, assuming any applicable restrictions and vesting requirements are satisfied. If any or all of these holders cause a large number of their shares to be sold in the public market, the sales could reduce the trading price of our common stock and could impede our ability to raise future capital on terms acceptable to us or at all.

        For a discussion of potential dilution resulting from the forward sale agreement, see "—Risks Related to the Forward Sale Agreement—Settlement provisions contained in the forward sale agreement subject us to certain risks".

The market price and trading volume of our common stock may be volatile.

        The market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, a holder may be unable to resell shares at a profit or at all. We cannot provide any assurance that the market price of our common stock will not fluctuate or decline significantly in the future.

        Some of the factors that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock include:

  •
  actual or anticipated variations in our quarterly results of operations or distributions;

  •
  changes in our funds from operations or earnings estimates;

  •
  publication of research reports about us or the real estate, technology or data center industries;

  •
  increases in market interest rates that may cause purchasers of our shares to demand a higher yield;

  •
  changes in market valuations of similar companies;

  •
  adverse market reaction to any additional debt we may incur in the future;

  •
  additions or departures of key personnel;

  •
  actions by institutional stockholders;

  •
  speculation in the press or investment community about our company or industry or the economy in general;

  •
  the occurrence of any of the other risk factors presented in this prospectus supplement, the accompanying prospectus or in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, as updated by subsequent filings, incorporated by reference herein; and

  •
  general market and economic conditions.

Our earnings and cash distributions will affect the market price of shares of our common stock.

        To the extent that the market value of a REIT's equity securities is based primarily upon market perception of the REIT's growth potential and its current and potential future cash distributions, whether from operations, sales, acquisitions, development or refinancing and is secondarily based upon the value of the underlying assets, shares of our common stock may trade at prices that are higher or lower than the net asset value per share. To the extent we retain operating cash flow for investment purposes, working capital reserves or other purposes rather than distributing the cash flow to stockholders, these retained funds, while increasing the value of our underlying assets, may negatively impact the market price of our common stock. Our failure to meet market expectations with regard to future earnings and cash distributions would likely adversely affect the market price of our common stock.

Changes to U.S. federal income tax laws could materially and adversely affect us and our stockholders.

        The present U.S. federal income tax treatment of REITs and their shareholders may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our shares. The U.S. federal income tax rules, including those dealing with REITs, are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to regulations and interpretations.

        On December 22, 2017, the President signed into law tax legislation, commonly known as the Tax Cuts and Jobs Act ("TCJA"), which makes substantial changes to the Code. Among those changes are a significant permanent reduction in the generally applicable corporate tax rate, a temporary reduction in the highest marginal income tax rate applicable to individuals subject to a "sunset" provision, the elimination or modification of various currently allowed deductions (including substantial limitations on the deductibility of interest), certain additional limitations on the deduction of net operating losses and preferential effective rates of taxation on most ordinary REIT dividends and certain business income derived by non-corporate taxpayers in comparison to other ordinary income recognized by such taxpayers. The effect of these, and the many other, changes made in the TCJA is highly uncertain, both in terms of their direct effect on the taxation of an investment in our common stock and their indirect effect on the value of our assets or shares of our common stock or market conditions generally. Furthermore, many of the provisions of the TCJA will require guidance through the issuance of Treasury regulations in order to assess their effect. There may be a substantial delay before such regulations are issued in final form, increasing the uncertainty as to the ultimate effect of the statutory amendments on us. There may also be technical corrections legislation proposed with respect to the TCJA, the effect and timing of which cannot be predicted and which may be adverse to us or our stockholders.

Risks Related to the Forward Sale Agreement

Settlement provisions contained in the forward sale agreement subject us to certain risks.

        If the forward seller does not borrow and sell all of the shares of common stock to be sold by it pursuant to the terms of the underwriting agreement, we will issue and sell directly to the underwriters the number of shares of common stock not borrowed and delivered by the forward seller, and the number of shares of common stock underlying the forward sale agreement will be decreased in respect of the number of shares of common stock we issue and sell. The stock loan market is volatile, and it is uncertain whether sufficient shares of our common stock will be made available prior to the anticipated closing date.

        The forward purchaser will have the right to accelerate the forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement that the forward purchaser determines is affected by an event described below) and require us to settle on a date specified by the forward purchaser if:

  •
  the forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the forward sale agreement, subject to certain exceptions in the case of such a materially increased cost;

  •
  the forward purchaser determines it is unable to, or it is commercially impracticable for it to, continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a rate of borrowing that is greater than the borrow cost specified in the forward sale agreement, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost;

  •
  certain ownership thresholds applicable to the forward purchaser and its affiliates are exceeded;

  •
  we declare a dividend or distribution on shares of our common stock with a cash value in excess of a specified amount, or with an ex-dividend date that occurs earlier than a specified date, or we declare certain non-cash dividends;

  •
  there occurs a public announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law (in each case, as determined pursuant to the terms of the forward sale agreement); or

  •
  certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement or a market disruption event during a specified period that lasts for more than eight scheduled trading days (in each case, as determined pursuant to the terms of the forward sale agreement).

        The forward purchaser's decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions or, if we so elect and the forward purchaser so permits our election, net share settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return of investment and dividends per share.

        We expect that the forward sale agreement will settle by September 15, 2019, but the forward sale agreement may be settled earlier in whole or in part at our option, subject to the satisfaction of certain conditions. We expect that the forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle the forward sale agreement, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of the forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement will result in dilution to our earnings per share, return of investment and dividends per share. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, we expect the forward purchaser

(or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period necessary to satisfy its or its affiliate's obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock under this prospectus supplement (adjusted, in the case of net share settlement, by any shares deliverable by us under that forward sale agreement).

        In addition, the purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement.

        The forward sale price we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread, and will be decreased on certain dates based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. If the federal funds rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. If the market value of shares of our common stock during the relevant valuation period under the forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the forward purchaser an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash or stock payment. If the market value of shares of our common stock during the relevant valuation period under the forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the forward purchaser or, in the case of net share settlement, we would receive from the forward purchaser a number of shares of our common stock having a value equal to the difference. See "Underwriting—Forward Sale Agreement" for information on the forward sale agreement.

In case of our bankruptcy or insolvency, the forward sale agreement will automatically terminate, and we would not receive the expected proceeds from the sale of our common stock.

        If we file for or a regulatory authority with jurisdiction over us institutes, or we consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, the forward sale agreement will automatically terminate. If the forward sale agreement so terminates, we would not be obligated to deliver to the forward purchaser any shares of our common stock not previously delivered, and the forward purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any shares of common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which the forward sale agreement have not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of common stock.

USE OF PROCEEDS

        We will receive proceeds from the sale of 5,500,000 shares of our common stock offered by us in this offering, but we will not initially receive any proceeds from the sale of 2,500,000 shares of our common stock offered by the forward seller in this offering, unless an event occurs that requires us to sell such shares of our common stock to the underwriters in lieu of the forward seller selling such shares of our common stock to the underwriters, including if the forward purchaser determines that (i) the forward seller is unable to borrow and deliver for sale on the anticipated closing date the number of shares of our common stock offered hereby by the forward seller, or (ii) the forward seller is unable to borrow, at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date the number of shares of our common stock offered hereby by the forward seller, then we will issue and sell to the underwriters a number of shares equal to the number of shares that the forward seller does not borrow and sell. We intend to use any net proceeds we receive from any such sales in the manner described below.

        We expect the net proceeds to us from the sale and settlement of 5,500,000 shares of our common stock offered by us in this offering, after deducting estimated underwriting discounts and estimated expenses related to the forward sale agreement and this offering, will be approximately $326.8 million (or approximately $398.2 million if the underwriters exercise their option to purchase additional shares of our common stock in full). The estimated offering expenses payable by us, exclusive of underwriting discounts, are approximately $0.6 million. We expect the proceeds to us from the sale and settlement of 2,500,000 shares of our common stock offered by the forward seller in this offering and the forward sale agreement, respectively, will be approximately $147.7 million, subject to certain adjustments pursuant to the forward sale agreement, assuming full physical settlement of the forward sale agreement (which we expect to occur by September 15, 2019) at the initial forward price of $59.06 per share, which is the public offering price less the underwriting discount set forth on the front cover of this prospectus supplement less an amount corresponding to our dividend of $0.46 per share of common stock for the third quarter of 2018. The forward sale price is subject to adjustment pursuant to the forward sale agreement, including decreases on certain dates based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement, and the actual proceeds are subject to settlement of the forward sale agreement.

        We intend to contribute the net proceeds from the sale and settlement of shares of our common stock in this offering and the forward sale agreement, respectively, to our operating partnership in exchange for an equivalent number of newly issued operating partnership units in accordance with the partnership agreement of our operating partnership. Our operating partnership intends to use the proceeds from the OP Contribution and Issuance to to repay borrowings under the Revolving Credit Facility, fund growth capital expenditures related to recently signed leases and for general corporate purposes, which may include funding future acquisitions, investments or capital expenditures.

        If we elect to cash settle the forward sale agreement, we would expect to receive an amount of net proceeds that is significantly lower than the estimate included above, and we may not receive any net proceeds (or we may owe cash to the forward purchaser). If we elect to net share settle the forward agreement in full, we would not receive any proceeds from the forward purchaser (or we may owe cash to the forward purchaser).

        As of September 25, 2018, we have approximately $1.7 billion of borrowings outstanding under our Credit Agreement, consisting of $370 million under the Revolving Credit Facility, $1.0 billion under the 2023 Term Loan and $300 million under the seven-year term loan. As of June 30, 2018, borrowings under the Revolving Credit Facility bear interest at a rate equal to Monthly LIBOR plus 1.45%. Monthly LIBOR as of June 30, 2018 was 2.10%. Our Revolving Credit Facility is scheduled to mature in March 2022 and includes a one-year extension option that, if exercised by our operating partnership, would extend the termination date to March 2023. The borrowings under the Credit Agreement that might be repaid with the net proceeds from this offering have been used from time to time for general corporate purposes, including to fund the Zenium Acquisition and pay related fees and expenses. Any borrowings under our Revolving Credit Facility that are repaid with the net proceeds from this offering may be reborrowed, subject to customary conditions.

        Affiliates of certain of the underwriters in this offering and the forward purchaser are lenders under our Revolving Credit Facility. See "Underwriting—Relationships". To the extent that we use a portion of the net proceeds from this offering to repay borrowings under the Revolving Credit Facility, the applicable affiliates will receive their proportionate shares of any such amount.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2018:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to (a) the Zenium Acquisition and the related financing transactions and (b)(i) the issuance and sale of 5,500,000 shares of our common stock offered by us in this offering (excluding 1,200,000 shares issuable upon the exercise of the underwriters' option to purchase additional shares), (ii) the receipt by us of the proceeds from the sale of such shares of approximately $327.4 million, after deducting estimated underwriting discounts, (iii) the payment by us of approximately $0.6 million of offering expenses, exclusive of underwriting discounts and (iv) the application of the proceeds from the sale of such shares to fund the OP Contribution and Issuance and our operating partnership's use of such proceeds as described under "Use of Proceeds".

        The following table does not give effect to any potential physical settlement of sales of shares of our common stock pursuant to the forward sale agreement.

        We expect to issue and sell 2,500,000 shares of our common stock and receive proceeds from the forward purchaser of approximately $147.7 million, excluding the effect of certain adjustments pursuant to the forward sale agreement and assuming full physical settlement of the forward sale agreement at the initial forward price of $59.06 per share, which is the public offering price less the underwriting discount set forth on the front cover of this prospectus supplement less an amount corresponding to our dividend of $0.46 per share of common stock for the third quarter of 2018. We will only receive proceeds from such sale if we elect to fully physically settle the forward sale agreement. The forward sale price is subject to adjustment pursuant to the forward sale agreement, including decreases on certain dates based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement, and the actual proceeds are subject to settlement of the forward sale agreement.

        You should read this table in conjunction with "Use of Proceeds", "Summary—Summary Financial Data" and "Summary—Recent Developments—Zenium Acquisition" in this prospectus supplement and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial

Condition, Liquidity and Capital Resources" and our financial statements and the notes to our financial statements in the documents incorporated by reference herein.

	As of June 30, 2018
(Dollars in millions)	Actual (unaudited)	As adjusted (unaudited)
Cash and cash equivalents(1)	$116.2	$279.0

Debt:
Capital lease obligations(2)	$14.9	$39.4
Lease financing arrangements(3)	127.8	127.8
Term loans(4)	1,000.0	1,300.0
5.000% Senior Notes due 2024(5)	706.1	706.1
5.375% Senior Notes due 2027(6)	509.8	509.8
Revolving Credit Facility(7)	—	—
Zenium debt(2)	—	85.0
Deferred financing costs	(36.4)	(36.4)
Total debt	2,322.2	2,731.7
Equity:
Preferred stock, $0.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized and 99,114,112 shares issued and outstanding, actual; and 104,637,809 shares issued and outstanding, as adjusted for the issuance and sale of stock offered by us in this offering	1.0	1.0
Additional paid in capital	2,281.5	2,608.2
Accumulated deficit	(353.0)	(353.0)
Accumulated other comprehensive loss	(1.3)	(1.3)
Total stockholders' equity	1,928.2	2,254.9

Total capitalization	$4,250.4	$4,986.6

(1)
The as adjusted balance reflects the approximately $11 million of cash-on-hand assumed in connection with the Zenium Acquisition.

(2)
The as adjusted balance reflects the liabilities assumed in connection with the Zenium Acquisition, including debt of approximately $85 million and capital lease obligations of approximately $24.5 million.

(3)
Lease financing arrangements represent leases of real estate where we were involved in the construction of structural improvements to develop buildings into data centers. When we bear substantially all the construction period risk, such as managing or funding construction, we are deemed to be the accounting owner of the leased property. These transactions generally do not qualify for sale-leaseback accounting due to our continued involvement in these data center operations. For these transactions, at the lease inception date, we recognize the fair value of the leased building as an asset in investment in real estate and as a liability in other financing arrangements. See Note 8, Capital Lease Obligations and Lease Financing Arrangements, to our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, which is incorporated by reference into this prospectus supplement.

(4)
The as adjusted balance reflects the $300 million of 2023 Term Loan borrowed in August 2018 and the application of the proceeds thereof to fund a portion of the cash consideration for the Zenium

  Acquisition and pay related fees and expenses. See "Summary—Recent Developments—Zenium Acquisition".

(5)
Includes unamortized bond premium of $6.1 million.

(6)
Includes unamortized bond premium of $9.8 million.

(7)
The as adjusted balance reflects the $175 million of borrowings under our Revolving Credit Facility in August 2018, the proceeds of which were used to fund a portion of the cash consideration for the Zenium Acquisition and pay related fees and expenses, and excludes ordinary course Revolving Credit Facility borrowings after June 30, 2018. See "Summary—Recent Developments—Zenium Acquisition". We intend to use all of the net proceeds of the issuance and sale of 5,500,000 shares of our common stock offered by us in this offering to repay borrowings under our Revolving Credit Facility. As of September 25, 2018, we had borrowings of $370 million outstanding under our Revolving Credit Facility, leaving available borrowing capacity of approximately $1.3 billion on an actual basis, net of outstanding letters of credit of approximately $7.8 million.

 PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "CONE". The following table sets forth the high and low sales prices of our common stock and the distributions we declared with respect to the periods indicated.

	Price Ranges
			Dividend Declared
	High	Low
2016
First Quarter	45.92	32.42	0.38
Second Quarter	55.66	42.26	0.38
Third Quarter	57.00	47.13	0.38
Fourth Quarter	49.61	38.80	0.38
2017
First Quarter	51.91	44.66	0.42
Second Quarter	59.35	50.56	0.42
Third Quarter	65.73	53.75	0.42
Fourth Quarter	64.62	57.02	0.42
2018
First Quarter	59.65	43.49	0.46
Second Quarter	59.46	48.61	0.46
Third Quarter (through September 24, 2018)	57.86	69.01	0.46

        On September 24, 2018, the last reported sale price of our common stock on the NASDAQ Global Select Market was $65.25 per share. As of September 21, 2018, we had 99,137,809 outstanding shares, excluding 2,947,640 shares of our common stock reserved for issuance under our Restated 2012 Long Term Incentive Plan and 148,706 shares of our common stock reserved under our 2014 Employee Stock Purchase Plan.

 SUPPLEMENT TO U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of certain U.S. federal income tax considerations supplements the discussion set forth under the heading "U.S. Federal Income Tax Considerations" in the accompanying prospectus and is subject to the qualifications set forth therein. Capitalized terms used but not defined herein have the meanings set forth in the accompanying prospectus. The following summary is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of our common stock in light of their personal investment or tax circumstances.

        EACH PROSPECTIVE HOLDER IS ADVISED TO CONSULT HIS, HER OR ITS TAX ADVISOR REGARDING THE SPECIFIC U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO HIM, HER OR IT OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF OUR COMMON SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

        The TCJA significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. Among other amendments, the TCJA effected the following changes (generally effective for taxable years beginning after December 31, 2017, unless otherwise indicated):

  •
  For taxable years that begin after December 31, 2017, and before January 1, 2026: (i) the U.S. federal income tax brackets generally applicable to ordinary income of individuals, trusts and estates have been modified, and (ii) stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (i.e., not including dividends that are eligible for the reduced rates applicable to "qualified dividend income" or treated as capital gain dividends), subject to certain limitations.

  •
  The U.S. federal income tax rate applicable to corporations has been reduced to 21% (from the previous maximum rate of 35%), and the alternative minimum tax has been repealed for corporations. In addition, the maximum withholding rate on distributions by us to non-U.S. stockholders that are attributable to gain from the disposition of a U.S. real property interest is reduced from 35% to 21%.

  •
  There are new limitations on the deductibility of interest expense and net operating losses, which may affect the deductibility of interest paid or accrued by, or net operating losses generated by, us or our TRSs or other subsidiaries. Certain of the limitations applicable to net operating losses apply to losses arising in taxable years ending after December 31, 2017.

  •
  A U.S. tax-exempt stockholder that is subject to tax on its unrelated business taxable income ("UBTI") will be required to segregate its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

  •
  New rules have been enacted that in some circumstances may accelerate the recognition of certain income items.

  •
  Significant changes have been enacted to the international tax rules, which, among other consequences, could affect the amount, timing, or character of income we recognize with respect to our foreign TRSs.

        Technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time. We cannot predict the long-term effect of the TCJA or any future law changes on REITs or their stockholders. You are urged to consult your tax advisor regarding the effects of the TCJA on your investment in our common shares.

 UNDERWRITING

        Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC. and TD Securities (USA) LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we and the forward seller have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter's name.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	1,680,000
Deutsche Bank Securities Inc.	800,000
RBC Capital Markets, LLC	800,000
TD Securities (USA) LLC	800,000
Barclays Capital Inc.	360,000
Goldman Sachs & Co. LLC	360,000
J.P. Morgan Securities LLC	360,000
KeyBanc Capital Markets Inc.	360,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	360,000
Capital One Securities, Inc.	240,000
Jefferies LLC	240,000
MUFG Securities Americas Inc.	240,000
Raymond James & Associates, Inc.	240,000
Stifel, Nicolaus & Company, Incorporated	240,000
SunTrust Robinson Humphrey, Inc.	240,000
BMO Capital Markets Corp.	120,000
Credit Agricole Securities (USA) Inc.	120,000
Cowen and Company, LLC	120,000
Fifth Third Securities, Inc.	120,000
ING Financial Markets LLC	120,000
Synovus Securities, Inc.	80,000

Total:	8,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters' option to purchase additional shares described below) if they purchase any of the shares.

        Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial offering price not to exceed $1.488 per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We have granted to the underwriters an option, exercisable in whole or from time to time in part, for 30 days from the date of this prospectus supplement, to purchase up to 1,200,000 additional shares at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of common stock offered hereby. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment, subject to the conditions contained in the underwriting agreement. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

        We have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC. and TD Securities (USA) LLC, on behalf of the underwriters, we will not, for a period of 45 days from the date of this prospectus supplement, subject to certain exceptions, including our entry into an agreement providing for the issuance of shares of our common stock (or any security convertible into or exercisable for shares of our common stock) in connection with strategic investments (including joint ventures) or the acquisition by us or our subsidiaries of the securities, business, property or other assets of another person or entity and the issuance of any such shares or securities pursuant to any such agreement; provided that (i) the aggregate number of shares of our common stock (or any securities convertible into or exercisable or exchangeable for common stock) that we may sell or issue or agree to sell or issue under this exception shall not exceed 10% of the total number of shares of our common stock issued and outstanding immediately following the completion of the offering and (ii) the recipient of such shares or security enters into a lock-up agreement:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (including units in our operating partnership);

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or

  •
  file any registration statement with the SEC relating to this offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

        All of our directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC. and TD Securities (USA) LLC, on behalf of the underwriters, they will not offer, sell or transfer any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (including units in our operating partnership) beneficially owned by them for a period of 45 days from the date of this prospectus supplement, subject to certain exceptions, including transfers of shares made pursuant to a trading plan established in accordance with Rule 10b5-1 of the Exchange Act that was entered into prior to the date of this prospectus supplement.

        The shares are listed on the NASDAQ Global Select Market under the trading symbol "CONE".

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option.

	No Exercise	Full Exercise
Per share	$2.48	$2.48
Total	$19,840,000	$22,816,000

        The estimated offering expenses payable by us, exclusive of the underwriting discounts, are approximately $0.6 million. We have also agreed to reimburse the underwriters for certain of their expenses incurred in connection with this offering and the forward sale agreement in an amount up to $10,000.

        In connection with this offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters' option to purchase additional shares, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in this offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' option to purchase additional shares.

  •
  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' option to purchase additional shares.

  •
  Covering transactions involve purchases of shares either pursuant to the underwriters' option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

  •
  To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters' option to purchase additional shares.

  •
  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        In addition, in connection with this offering, some of the underwriters (and selling group members) may engage in passive market making transactions in the shares on the NASDAQ Global Select Market, prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the NASDAQ Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in the shares during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of the shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If the underwriters commence passive market making transactions, they may discontinue them at any time.

Forward Sale Agreement

        We expect to enter into a forward sale agreement on the date of this prospectus supplement with Morgan Stanley & Co. LLC, as the forward purchaser relating to an aggregate of 2,500,000 shares of our common stock. In connection with the execution of the forward sale agreement and at our request, the forward seller, as agent for its affiliated forward purchaser, is borrowing from third parties and selling in this offering an aggregate of 2,500,000 shares of our common stock.

        If the forward purchaser determines that the forward seller is unable to borrow and deliver for sale such number of shares of our common stock to be sold by it pursuant to the terms of the underwriting agreement, or that the forward seller is unable to borrow, at a stock loan rate not greater than a specified amount, and deliver for sale such number of shares of our common stock, we will issue and sell directly to the several underwriters the number of shares of common stock not borrowed and delivered by the forward seller or its affiliate, and the number of shares of common stock underlying the forward sale agreement will be decreased in respect of the number of shares of common stock we issue and sell. Under any such circumstance, the commitment of the several underwriters to purchase shares of our common stock from the forward seller, as described above, will be replaced with the commitment of the several underwriters to purchase from us, at the initial public offering price set forth on the cover page of this prospectus supplement at which the underwriters have agreed to purchase the shares of common stock from the forward seller, the relevant number of shares of common stock not borrowed and delivered by the forward seller, severally in proportion to their respective underwriting obligations reflected in the table above in "Underwriting". In such event, we or the underwriters may postpone the closing date by up to three business days to effect any necessary changes to the documents or arrangements.

        We will not initially receive any proceeds from the sale of shares of our common stock offered by the forward purchaser, but we expect to receive an amount equal to the proceeds from the sale of the borrowed shares of common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, at the forward sale price (as described below), from the forward purchaser upon full physical settlement of the forward sale agreement. We will only receive such proceeds if we elect to fully physically settle the forward sale agreement.

        We expect the forward sale agreement to settle in full by September 15, 2019, subject to acceleration by the forward purchaser upon the occurrence of certain events. On a settlement date or dates, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward purchaser at the then-applicable forward sale price. The forward sale price initially will be equal to $59.06 per share, which is the initial public offering price set forth on the cover page of this prospectus supplement public less the underwriting discount per share, as set forth on the cover page of this prospectus supplement, less an amount corresponding to our dividend of $0.46 per share of common stock for the third quarter of 2018. The forward sale agreement provides that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread, and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. If the federal funds rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price.

        Before settlement of the forward sale agreement, we expect that shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share, return of investment and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return of investment and dividends per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share, return of investment and dividends per share, except during periods when the average market price of shares of our common stock is above the applicable forward sale price, which is initially $59.06 per share (equal to the initial price to public less the underwriting discount per share, as set forth on the cover page of this prospectus supplement, less an amount corresponding to our dividend of $0.46 per share of common stock for the third quarter of 2018). However, if we decide to physically settle or net share settle the forward sale agreement, delivery of our shares to the forward purchaser on any such physical settlement date or net share settlement date would result in dilution to our earnings per share.

        Except under the circumstances described below and set forth in the forward sale agreement, we have the right to elect physical, cash or net share settlement under the forward sale agreement. Although we expect to settle the forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations if we conclude it is in our interest to cash settle or net share settle. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then current use for all or a portion of the proceeds we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of common stock underlying the forward sale agreement. In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the market value of shares of our common stock during the valuation period under the forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of common stock underlying the forward sale agreement subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the forward purchaser will pay us the absolute value of that amount or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount. If this settlement amount is a positive number, we will pay the forward purchaser that amount or deliver to the forward purchaser a number of shares of our common stock having a value equal to such amount. In connection with any cash settlement or net share settlement, we would expect the forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate's, hedge position in respect of the forward sale agreement (adjusted, in the case of net share settlement, by any shares deliverable by us under that forward sale agreement). The purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to the forward purchaser (or decreasing the amount of cash the forward purchaser owes us) upon cash settlement or increasing the number of shares of our common stock we are obligated to deliver to the forward purchaser (or decreasing the number of shares of our common stock the forward purchaser is obligated to deliver to us) upon net share settlement. See "Risk Factors—Risks Related to the Forward Sale Agreement".

        The forward purchaser will have the right to accelerate the forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement that the forward purchaser determines is affected by such event) and require us to settle on a date specified by the forward purchaser if (1) the forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to its forward sale agreement, subject to certain exceptions in the case of such a materially increased cost; (2) the forward purchaser determines it is unable to, or it is commercially impracticable for it to, continue to borrow a number of shares of our common stock equal to the number of shares of common stock underlying the forward sale agreement or that, with respect to borrowing such number of shares of common stock, it would incur a rate of borrowing that is greater than the borrow cost specified in the forward sale agreement, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost; (3) certain ownership thresholds applicable to the forward purchaser and its affiliates are exceeded; (4) we declare a dividend or distribution on shares of our common stock with a cash value in excess of a specified amount, or with an ex-dividend date that occurs earlier than a specified date, or we declare certain non-cash dividends; (5) there occurs a public announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law (in each case, as determined pursuant to the terms of the forward sale agreement); or (6) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement or a market disruption event during a specified period that lasts for more than eight consecutive scheduled trading days (in each case, as determined pursuant to the terms of the forward sale agreement). The forward purchaser's decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions or, if we so elect and the forward purchaser so permits our election, net share settlement provisions of the forward sale agreement irrespective of our capital needs which would result in dilution to our earnings per share, return of investment and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreement. See "Risk Factors—Risks Related to the Forward Sale Agreement".

Electronic Delivery

        A prospectus supplement and accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Relationships

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), commodities, currencies and other financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. Such investment and securities activities may involve our securities and instruments.

        Affiliates of certain of the underwriters in this offering and the forward purchaser are lenders under our Revolving Credit Facility. To the extent that we use a portion of the net proceeds from this offering to repay borrowings under the Revolving Credit Facility, the applicable affiliates of the underwriters and the forward purchaser will receive their proportionate shares of any such amount. Stifel, Nicolaus & Company, Incorporated may pay a lender under our Revolving Credit Facility, or such lender's affiliate, a fee in connection with this offering. Such lender is not affiliated with Stifel, Nicolaus & Company, Incorporated. In addition, affiliates of certain of the underwriters in this offering and the forward purchaser have term loan commitments or are term loan lenders under the Credit Agreement.

        A portion of the proceeds of this offering will be paid to the forward purchaser. As a result, Morgan Stanley & Co. LLC or its affiliates will receive more than 5% of the net proceeds of this offering, not including the underwriting discount.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

        The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act") and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

        The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

 LEGAL MATTERS

        Certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP and Skadden, Arps, Slate, Meagher & Flom LLP, and for the underwriters by Latham & Watkins LLP. Venable LLP will issue an opinion to us regarding certain matters of Maryland law, including the validity of the shares of our common stock offered hereby.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement and accompanying prospectus by reference from the Company's Annual Report on Form 10-K and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

CyrusOne Inc.
DEBT SECURITIES
(and guarantees thereof)
COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
UNITS
GUARANTEES OF DEBT SECURITIES

CyrusOne LP
CyrusOne Finance Corp.
DEBT SECURITIES
(and guarantees thereof)

         CyrusOne Inc. may, from time to time, offer and sell debt securities, common stock, preferred stock, warrants, rights and units, and certain of CyrusOne Inc.'s subsidiaries may guarantee the principal of, and premium (if any) and interest on, any such debt securities. CyrusOne LP and CyrusOne Finance Corp. may, from time to time, offer and sell debt securities, and CyrusOne Inc. and CyrusOne GP will, and certain of CyrusOne LP's subsidiaries including CyrusOne Foreign Holdings LLC, CyrusOne LLC, CyrusOne TRS Inc., Cervalis Holdings LLC and Cervalis LLC may, guarantee the principal of, and premium (if any) and interest on, such debt securities.

         We refer to the debt securities and the guarantees thereof, common stock, preferred stock, warrants, rights and units of CyrusOne Inc. and the debt securities of CyrusOne LP and CyrusOne Finance Corp. and the guarantees thereof registered hereunder collectively as the "securities" in this prospectus.

         In addition, selling securityholders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts and on such terms as set forth in such prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive proceeds from any sale of the securities by any selling securityholder.

         To assist us in complying with certain U.S. federal income tax requirements applicable to real estate investment trusts ("REITs"), among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% of our outstanding common stock and 9.8% in value of the outstanding shares of all classes and series of our stock, subject to certain exceptions. See "Restrictions on Ownership and Transfer" for a detailed description of the ownership and transfer restrictions applicable to our stock.

         The specific amounts, prices and terms of each series or class of the securities will be determined at the time of any offering set forth in the applicable prospectus supplement. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

         The securities may be offered directly by us or any selling securityholder, as applicable, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled "Plan of Distribution" and "About this Prospectus" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

         Our common stock is listed on NASDAQ Global Select Market under the symbol "CONE." On May 3, 2016, the last reported sale price of our common stock on the NASDAQ Global Select Market was $45.36 per share. Our principal executive offices are located at 1649 West Frankford Road, Carrollton, Texas 75007 and our telephone number is (972) 350-0060.

         Investing in our securities involves risk. See "Risk Factors" beginning on page 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2016

        Except as otherwise indicated or required by the context, references in this prospectus to (i) "CyrusOne," "we," "our," "us" and "our company" refer to CyrusOne Inc., a Maryland corporation, together with its combined subsidiaries, including CyrusOne LP, a Maryland limited partnership (our "operating partnership" or "CyrusOne LP"), and CyrusOne GP, a Maryland statutory trust of which we are the sole beneficial owner and sole trustee and which is the sole general partner of our operating partnership ("CyrusOne GP"), and (ii) "CBI" refers to Cincinnati Bell Inc., an Ohio corporation, and, unless the context otherwise requires, its consolidated subsidiaries.

        You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  loss of key customers;

  •
  economic downturn, natural disaster or oversupply of data centers in the limited geographic areas that we serve;

  •
  risks related to the development of our properties and our ability to successfully lease those properties

  •
  loss of access to key third-party service providers and suppliers;

  •
  inability to identify and complete acquisitions and operate acquired properties;

  •
  our failure to obtain necessary outside financing on favorable terms, or at all;

  •
  restrictions in the instruments governing our indebtedness;

  •
  risks related to environmental matters;

  •
  unknown or contingent liabilities related to our acquired properties;

  •
  significant competition in our industry;

  •
  loss of key personnel;

  •
  risks associated with real estate assets and the industry;

  •
  failure to maintain our status as a REIT or to comply with the highly technical and complex REIT provisions of the Internal Revenue Code of 1986, as amended (the "Code");

  •
  REIT distribution requirements could adversely affect our ability to execute our business plan;

  •
  insufficient cash available for distribution to stockholders;

  •
  future offerings of debt may adversely affect the market price of our common stock;

  •
  increases in market interest rates may drive potential investors to seek higher dividend yields and reduce demand for our common stock; and

  •
  market price and volume of stock could be volatile.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section in this prospectus entitled "Risk Factors," including the risks incorporated therein from our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 26, 2016, as updated by our subsequent filings.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed on Form S-3 with the SEC as a "well-known seasoned issuer" ("WKSI") as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using an "automatic shelf" registration process. Under this process, we or any selling securityholders may sell any combination of the securities described in this prospectus from time to time and in one or more offerings in amounts to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See "Plan of Distribution" for more information. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the Public Reference Room of the SEC, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the securities registered hereby. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document referred to in this prospectus and any applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the Public Reference Room of the SEC, in the manner described above.

        Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov. Our SEC filings are also available through the "Company—Investors—SEC Filings" tab of CyrusOne Inc.'s website at www.cyrusone.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus or any applicable prospectus supplement.

 INCORPORATION BY REFERENCE

        This prospectus is part of a registration statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

        The SEC allows us to "incorporate by reference" certain information into this prospectus from certain documents that we filed with the SEC prior to the date of this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  (1)
  Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016;

  (2)
  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2016;

  (3)
  Our Current Reports on Form 8-K, filed with the SEC on June 22, 2015 (solely with respect to the Current Report filed under SEC Accession No. 0001104659-15-046676), October 28, 2015, November 20, 2015, March 15, 2016, March 16, 2016, March 21, 2016 and May 4, 2016;

  (4)
  The description of our common stock included in our registration statement on Form 8-A filed with the SEC on January 17, 2013; and

  (5)
  All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

        To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

        The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Investor Relations at 1649 West Frankford Road, Carrollton, Texas 75007 or by telephone at (972) 350-0060. The documents may also be accessed on our website under the "Company—Investors—SEC Filings" tab at www.cyrusone.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus or any applicable prospectus supplement.

 OUR COMPANY

Our Company

        We are an owner, operator and developer of enterprise-class, carrier-neutral, multi-tenant data center properties. Our data centers are generally purpose-built facilities with redundant power, cooling and access to a range of telecommunications carriers. We provide mission-critical data center facilities that protect and ensure the continued operation of information technology ("IT") infrastructure for more than 940 customers in 33 data centers and two recovery centers in 12 distinct markets (10 cities in the United States, London and Singapore). We provide twenty-four-hours-a-day, seven-days-a-week security guard monitoring with customizable security features.

Corporate Information

        We have elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2013. Our principal executive offices are located at 1649 West Frankford Road, Carrollton, Texas 75007. Our telephone number is (972) 350-0060.

RISK FACTORS

        An investment in any securities offered by this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, before purchasing any of such securities. See "Where You Can Find More Information" for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to the specific offering of securities.

SELLING SECURITYHOLDERS

        We may register securities covered by this prospectus for re-offers and resales by any selling securityholders to be named in a prospectus supplement. Because we are a WKSI, we may add secondary sales of securities by any selling securityholders by filing a prospectus supplement with the SEC. We may register these securities to permit securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See "Plan of Distribution." Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling securityholders, other than underwriting fees, discounts or commissions, which will be borne by the selling securityholders. We will provide you with a prospectus supplement naming the selling securityholders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling securityholder.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we plan to directly or indirectly contribute the net proceeds from any sale of the securities, other than certain debt securities, by CyrusOne Inc. pursuant to this prospectus to our operating partnership in exchange for operating partnership units or operating partnership equivalent units. Our operating partnership will subsequently use the net proceeds received from us, and any primary proceeds from offerings by our operating partnership, to potentially acquire or develop additional properties, to redeem outstanding operating partnership units and for general corporate purposes, which may include payment of distributions, the repayment of existing indebtedness, acquisitions and capital expenditures for improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest bearing securities that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling securityholder.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES FOR CYRUSONE INC.

	Successor			Predecessor
	Year Ended December 31,				Year Ended December 31,
			January 24 to December 31, 2013(a)	January 1, 2013 to January 23, 2013(b)
(dollars in millions)	2015	2014(a)			2012(b)	2011(b)
Pre-tax income (loss) from continuing operations before adjustment for non-controlling interests/minority interests in consolidated subsidiaries or income or loss from equity investees plus fixed charges*	$27.2	$30.0	$30.8	$(16.8)	19.9	$39.4

Fixed charges:
Interest expensed and capitalized	47.3	44.1	42.8	2.6	44.5	35.5
Appropriate portion of rentals(c)	2.5	2.2	2.2	0.5	2.9	2.4

Total fixed charges	49.8	46.3	45.0	3.1	47.4	37.9

Ratio of earnings to fixed charges(d)(e)(f)(g)	—	—	—	—	—	1.0

*
Earnings used in computing the ratio of earnings to combined fixed charges consists of income from continuing operations before income taxes, adjustment for non-controlling interests/minority interests, income/loss from equity method investees, and fixed charges except for capitalized interest.

(a)
Consolidated results for the year ended December 31, 2014, and the period ended January 24, 2013 to December 31, 2013, are the same for both CyrusOne Inc. and CyrusOne LP.

(b)
Periods represent results of the Predecessor on a "carved-out basis" from CBI for all respective periods.

(c)
Represents the estimated portion of operating lease expense deemed to represent interest for each respective period presented.

(d)
For the years ended December 31, 2015 and 2014, earnings were insufficient to cover fixed charges by $22.6 million and $16.3 million, respectively.

(e)
For the period ended December 31, 2013 (January 24, 2013 to December 31, 2013), earnings were insufficient to cover fixed charges by $14.2 million.

(f)
For the period ended January 23, 2013 (January 1, 2013 to January 23, 2013), earnings were insufficient to cover fixed charges by $19.9 million.

(g)
For the year ended December 31, 2012, earnings were insufficient to cover fixed charges by $27.5 million.

 DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain copies of them. The indentures will be qualified under the Trust Indenture Act of 1939. The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below and the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part.

        Please note that, in this section titled "Description of Debt Securities," references to "we," "our" and "us" refer either to CyrusOne Inc., or, collectively, to CyrusOne LP and CyrusOne Finance Corp., as the case may be, as the issuer or issuers, as applicable, of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise.

General

        The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series.

        We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

  •
  whether the issuer of the debt securities is CyrusOne Inc., or CyrusOne LP and CyrusOne Finance Corp.;

  •
  the title;

  •
  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be used;

  •
  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

  •
  the maturity date(s);

  •
  the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

  •
  provisions for a sinking fund, purchase or other analogous fund, if any;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  whether the indenture will contain any additional covenants, or eliminate or change any existing covenants, that apply to the debt securities;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

  •
  the procedures for any auction and remarketing, if any;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

  •
  if other than U.S. dollars, the currency in which the series of debt securities will be denominated;

  •
  the identity of any guarantors and the terms of the guarantees; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants, including restrictive covenants, provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for CyrusOne Inc. common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Certain Covenants

        The indenture may include covenants of CyrusOne Inc., CyrusOne LP, CyrusOne Finance Corp. or any of their subsidiaries, as the case may be. These covenants may impose limitations on our indebtedness, limitations on liens, limitations on the issuance of preferred stock of certain of our subsidiaries, limitations on certain distributions and limitations on transactions with our affiliates, or other limitations. Any such covenants applicable to a series of debt securities will be set forth in the prospectus supplement.

Consolidation, Merger or Sale

        The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts the ability of CyrusOne Inc., CyrusOne LP, CyrusOne Finance Corp. or any of their subsidiaries to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of their assets. However, any successor of such entity or acquiror of such assets must assume all of the obligations of CyrusOne Inc., CyrusOne LP, CyrusOne Finance Corp. or any of their subsidiaries, as applicable, under the indentures and the debt securities.

        If the debt securities are convertible into other securities of CyrusOne Inc., CyrusOne LP, CyrusOne Finance Corp. or any of their subsidiaries, as applicable, the person with whom such entity consolidates or merges or to whom such entity sells all of its property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Guarantees

        The debt securities issued by CyrusOne Inc. may be fully and unconditionally guaranteed by certain subsidiaries of CyrusOne Inc. Unless otherwise described in the applicable prospectus supplement, the debt securities issued by CyrusOne LP and CyrusOne Finance Corp. will be fully and unconditionally guaranteed by CyrusOne Inc., CyrusOne GP and certain of CyrusOne LP's subsidiaries including CyrusOne Foreign Holdings LLC, CyrusOne LLC, CyrusOne TRS Inc., Cervalis Holdings LLC and Cervalis LLC. These guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Events of Default Under the Indentures

        Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  default in the payment of principal of, or premium, if any, on any debt security when it is due and payable at maturity, upon acceleration, redemption or otherwise;

  •
  default in the payment of interest on any debt security when it is due and payable, and such default continues for a period of 30 days;

  •
  default in the performance or breach of the covenants contained in the indentures or under the debt securities, and such default or breach continues for period of 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of the applicable series;

  •
  if specified events of bankruptcy, insolvency or reorganization occur; and

  •
  if certain other specified events occur, as described in the applicable prospectus supplement.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the penultimate bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series will, declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest will be immediately due and payable. If an event of default specified in the penultimate bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except that defaults or events of default regarding payment of principal, premium, if any, or interest, require the consent of each holder affected by such waiver.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the applicable indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of the applicable series of debt securities. A holder may not pursue any remedy with respect to the indenture or the debt securities unless:

  •
  the holder gives the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of outstanding debt securities of the applicable series make a written request to the trustee to pursue the remedy;

  •
  such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  •
  during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series do not give the trustee a direction that is inconsistent with the request.

        However, such limitations do not apply to the right of any holder of a debt security to receive payment of the principal of, premium, if any, or interest on, such debt security or to bring suit for the enforcement of any such payment on or after the due date expressed in the debt security, which right shall not be impaired or affected without the consent of the holder.

        We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modifications of Indentures; Waiver

        Subject to certain limited exceptions, modifications, waivers and amendments of the indentures, the debt securities and the debt security guarantees may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes (including consents obtained in connection with a tender offer or exchange offer for the notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the outstanding notes; provided that no such modification, waiver or amendment may, without the consent of each holder affected thereby:

  •
  change the stated maturity of the principal of, or any installment of interest on, any debt security;

  •
  reduce the principal amount of, or premium, if any, or interest on, any debt security;

  •
  change the place of payment of principal of, or premium, if any, or interest on, any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of any debt security;

  •
  reduce the above-stated percentages of outstanding debt security the consent of whose holders is necessary to modify or amend the indenture;

  •
  waive a default in the payment of principal of, premium, if any, or interest on the debt security;

  •
  voluntarily release a guarantor of the debt securities other than in accordance with the indenture;

  •
  after the time an offer to purchase is required to have been made in connection with a change of control or asset sale pursuant to the terms of the indentures, reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder; or

  •
  reduce the percentage or aggregate principal amount of outstanding debt securities the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

        Modifications, waivers and amendments of the indentures, the debt securities and the debt security guarantees may, without notice to or the consent of any holder be made:

  •
  to cure any ambiguity, defect, omission or inconsistency in the indenture or the debt securities;

  •
  to provide for the assumption of our or a guarantor's obligations to holders of the debt securities and the debt securities guarantees in the case of a merger or consolidation or sale of all or substantially all of our or such guarantor's assets to comply with the provisions under the caption "—Consolidation, Merger or Sale";

  •
  to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939;

  •
  to evidence and provide for the acceptance of an appointment by a successor trustee;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code;

  •
  to provide for any guarantee of the debt securities, to secure the notes or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the notes when such release, termination or discharge is permitted by the indentures;

  •
  to add to our covenants or the covenants of any guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us or any guarantor;

  •
  to provide for the issuance of additional debt securities in accordance with the terms of the indentures;

  •
  to make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not adversely affect the legal rights under the indentures of any holder;

  •
  to conform the applicable indenture, the debt securities and any debt security guarantees to any provision of this "Description of Debt Securities" section or any subsequent description of debt securities contained in any prospectus supplement to the extent that such provision in this section "Description of Debt Securities" or any subsequent description of debt securities contained in any prospectus supplement is intended to be a verbatim recitation of a provision of the applicable indenture, the debt securities or the debt security guarantees, as applicable;

  •
  to make any amendment to the provisions of the applicable indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the applicable indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities; or

  •
  to make certain other modifications, waivers or amendments as described in the applicable prospectus supplement.

Defeasance and Discharge

        We may at any time, at the option of the applicable board of directors evidenced by a board resolution set forth in an officers' certificate, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees ("Legal Defeasance") except for:

  •
  the rights of holders of outstanding debt securities of the applicable series to receive payments in respect of the principal of, premium on, if any, interest on, such debt securities when such payments are due from the trust referred to below;

  •
  our obligations with respect to the debt securities of the applicable series concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee under the applicable indenture, and our and any guarantor's obligations in connection therewith; and

  •
  the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

        In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantors released with respect to certain covenants to be described in the applicable indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of the applicable series. In the event Covenant Defeasance occurs, all events of default (except those relating to payments on the debt securities of the applicable series or bankruptcy, receivership, rehabilitation or insolvency events with respect to us) will no longer constitute an event of default with respect to such debt securities.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  •
  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding debt securities of the applicable series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to such stated date for payment or to a particular redemption date;

  •
  in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service ("IRS") a ruling or (b) since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  •
  in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  •
  no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness), and the granting of liens to secure such borrowings);

  •
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or any guarantor is a party or by which we or any guarantor is bound; and

  •
  we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        Each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:

  1.
  either:

  A.
  all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  B.
  all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we or any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities not delivered to the trustee for cancellation for principal of, premium on, if any, interest on, the notes to the date of maturity or redemption;

  2.
  in respect of clause (1)(B) of this paragraph, no event of default has occurred and is continuing on the date of the deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other indebtedness and, in each case, the granting of certain liens to secure such borrowings);

  3.
  we or any guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  4.
  we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the holder will be required to pay any related taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

        The indentures and provisions of the Trust Indenture Act of 1939 contain limitations on the rights of the trustee, should it become a creditor of us or any guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. The trustee will initially act as paying agent and registrar. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Governing Law

        The indentures, the debt securities and any guarantees thereunder will be governed by and construed in accordance with the laws of the State of New York.

 DESCRIPTION OF CYRUSONE INC. COMMON STOCK

        The following summary of the terms of the common stock of our company does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law (the "MGCL") and our charter and bylaws. Copies of our charter and bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

        Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series of stock.

        As of March 31, 2016, there were 79,602,965 shares of our common stock issued and outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

        All shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, holders of our common stock are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for distribution to our stockholders and are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may be otherwise specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of our common stock have equal distribution, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert to, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation's charter. Our charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

        Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. Because our operating assets are held by our operating partnership's wholly-owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Power to Increase or Decrease Authorized Shares of Common Stock, Reclassify Unissued Shares of Common Stock and Issue Additional Shares of Common Stock

        Our charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. In addition, our charter authorizes our board of directors to authorize the issuance from time to time of shares of our common stock.

        Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series of stock, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, although our board of directors does not currently intend to do so, it could authorize the issuance of shares of common stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.

        We believe that the power of our board of directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common stock and to classify or reclassify unissued shares of common stock and thereafter to authorize us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Restrictions on Ownership and Transfer

        To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% of our outstanding common stock, subject to certain exceptions. Our board may, from time to time, grant waivers from these restrictions, in its sole discretion. See "Restrictions on Ownership and Transfer" on page 26.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

Listing

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "CONE."

 DESCRIPTION OF CYRUSONE INC. PREFERRED STOCK

        The following summary of the terms of the preferred stock of our company does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and bylaws. Copies of our charter and bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

General

        Our charter provides that we may issue up to 100,000,000 shares of preferred stock, par value $0.01 per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series of stock. As of May 4, 2016, there were no shares of our preferred stock issued and outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

        All shares of our preferred stock offered hereby will be duly authorized, fully paid and nonassessable. The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants we issue. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

        The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

  •
  the designation and par value per share of such preferred stock and the number of shares of preferred stock offered;

  •
  initial public offering price at which we will issue the shares of preferred stock;

  •
  whether the shares of preferred stock will be listed on any securities exchange;

  •
  the dividend rate or method of calculation and the payment dates for dividends;

  •
  whether dividends on such preferred stock are cumulative or not and, if cumulative, the dates from which dividends will start to accumulate;

  •
  any voting rights;

  •
  any conversion rights;

  •
  any preemptive rights;

  •
  any redemption or sinking fund provisions;

  •
  the amount of liquidation preference per share;

  •
  a discussion of certain material U.S. federal income tax considerations applicable to an investment in the preferred stock;

  •
  any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  •
  any other specific preferences, rights, restrictions, limitations, qualifications, terms and conditions of such preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (1) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (2) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (3) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Conversion Rights

        The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase or Decrease Authorized Shares of Preferred Stock, Reclassify Unissued Shares of Preferred Stock and Issue Additional Shares of Preferred Stock

        Our charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. In addition, our charter authorizes our board of directors to authorize the issuance from time to time of shares of our preferred stock.

        Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, although our board of directors does not currently intend to do so, it could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

        We believe that the power of our board of directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of preferred stock and to classify or reclassify unissued shares of preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Restrictions on Ownership and Transfer

        To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% in value of the aggregate of the outstanding shares of all classes or series of our stock, subject to certain exceptions. Our board may, from time to time, grant waivers from these restrictions, in its sole discretion. See "Restrictions on Ownership and Transfer" on page 26. We may choose to adopt similar restrictions with respect to any class or series offered pursuant to this prospectus under the articles supplementary for each such class or series. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock or preferred stock and may issue warrants independently or together with debt securities, common stock or preferred stock or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant warrant agreement with respect to warrants of a particular series. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

  Debt Warrants

        The applicable prospectus supplement will describe the terms of the debt warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the debt warrants;

  •
  the aggregate number of the debt warrants outstanding, if any;

  •
  the number of debt warrants being offered;

  •
  the price or prices at which the debt warrants will be issued;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

  •
  the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

  •
  the date, if any, on and after which the debt warrants and the related securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the debt securities may be purchased upon exercise;

  •
  the provisions, if any, for changes to or adjustments in the exercise price;

  •
  the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

  •
  the terms, if any, on which we may accelerate the date by which the debt warrants must be exercised;

  •
  the minimum or maximum amount of debt warrants that may be exercised at any one time;

  •
  the currency for which the debt warrants may be purchased;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain material U.S. federal income tax considerations applicable to an investment in the debt warrants; and

  •
  any other terms of the debt warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon such exercise, and will not be entitled to payments of principal, premium or interest on, the securities purchasable upon the exercise of debt warrants.

Equity Warrants

        The applicable prospectus supplement will describe the terms of the warrants to purchase common stock or preferred stock ("equity warrants"), in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the equity warrants;

  •
  the aggregate number of the equity warrants outstanding, if any;

  •
  the number of equity warrants being offered;

  •
  the price or prices at which the equity warrants will be issued;

  •
  the type and number of securities purchasable upon exercise of the equity warrants;

  •
  the date, if any, on and after which the equity warrants and the related securities will be separately transferable;

  •
  the price at which each security purchasable upon exercise of the equity warrants may be purchased;

  •
  the provisions, if any, for changes to or adjustments in the exercise price;

  •
  the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire;

  •
  whether the equity warrants or related securities will be listed on any securities exchange;

  •
  the currency for which the equity warrants may be purchased;

  •
  the terms, if any, on which we may accelerate the date by which the equity warrants must be exercised;

  •
  the minimum or maximum amount of equity warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  any anti-dilution protection;

  •
  a discussion of certain material U.S. federal income tax considerations applicable to an investment in the equity warrants; and

  •
  any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

        Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the common stock or preferred stock purchasable upon such exercise may be entitled.

        Except as provided in the applicable prospectus supplement, the exercise price and the number of shares of common stock or shares of preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

        Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or shares of preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.

Restrictions on Ownership and Transfer

        To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% of our outstanding common stock and 9.8% in value of the outstanding shares of all classes or series of our stock, subject to certain exceptions. Our board may, from time to time, grant waivers from these restrictions, in its sole discretion. See "Restrictions on Ownership and Transfer" on page 26. We may choose to adopt similar restrictions with respect to any series or class of stock underlying the equity warrants offered pursuant to this prospectus under the articles supplementary or other charter document, as applicable, for each such class or series of stock. The applicable prospectus supplement will specify any additional ownership limitation relating to such equity warrants or class or series of stock underlying the equity warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash such number of debt securities, shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

 DESCRIPTION OF RIGHTS

        We may issue rights to our stockholders to purchase debt securities, common stock, or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, as specified in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following sets forth certain general terms and provisions of the rights that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant rights agreement with respect to rights of a particular series. Further terms of the rights and the applicable rights agreement will be set forth in the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        We will provide in a prospectus supplement the following terms of the rights being issued:

  •
  the date of determining the persons entitled to participate in the rights distribution;

  •
  the aggregate number of shares of the underlying securities purchasable upon exercise of the rights;

  •
  the exercise price;

  •
  the aggregate number of rights issued;

  •
  the date, if any, on and after which the rights will be separately transferable;

  •
  the date on which the right to exercise the rights will commence, and the date on which the rights will expire;

  •
  a discussion of any material U.S. federal income tax considerations applicable to an investment in the rights; and

  •
  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Restrictions on Ownership and Transfer

        To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% of our outstanding common stock, subject to certain exceptions, which rights to purchase such shares of common stock are offered pursuant to this prospectus. Our board may, from time to time, grant waivers from these restrictions, in its sole discretion. See "Restrictions on Ownership and Transfer" on page 26. The applicable prospectus supplement will specify any additional ownership limitation relating to such rights.

Exercise of Rights

        Each right will entitle the holder of rights to purchase for cash the principal amount of debt securities, shares of common stock or shares of preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The following sets forth certain general terms and provisions of the units that may be offered under this registration statement. Further terms of the units will be set forth in the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

  •
  the title of any series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  information with respect to any book-entry procedures;

  •
  a discussion of any material U.S. federal income tax considerations applicable to an investment in the units;

  •
  whether we will apply to have the units traded on a securities exchange or securities quotation system; and

  •
  any other terms of the units and their constituent securities.

 RESTRICTIONS ON OWNERSHIP AND TRANSFER

        The following summary with respect to restrictions on ownership and transfer of our stock (including warrants and rights to acquire our stock) sets forth certain general terms and provisions of our charter to which any prospectus supplement may relate. For purposes of this summary, references to "tenants" mean those persons who are referred to as "customers" elsewhere in this prospectus. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, including any articles supplementary relating to any issuance of preferred stock pursuant to this prospectus. A copy of our charter has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Any amendment or supplement to our charter relating to an issuance of securities pursuant to this prospectus shall be filed with the SEC and shall be filed or incorporated by reference as an exhibit to the applicable prospectus supplement. See "Where You Can Find More Information."

        In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See "U.S. Federal Income Tax Considerations—Requirements for Qualification—General."

        Our charter contains restrictions on the ownership and transfer of our stock. Our board may, from time to time, grant waivers from these restrictions, in its sole discretion. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the "common stock ownership limit") or 9.8% in value of the outstanding shares of all classes or series of our stock (the "aggregate stock ownership limit"). We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the "ownership limits." We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or constructively own shares of our stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock as a "prohibited owner."

        The constructive ownership rules under the Code are complex and may cause shares of stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or less than 9.8% in value of the outstanding shares of all classes and series of our stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of our stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of our stock in excess of the ownership limits.

        Our board of directors, in its sole discretion, may exempt, prospectively or retroactively, a particular stockholder from the ownership limits or establish a different limit on ownership (the "excepted holder limit") if our board of directors determines that:

  •
  no individual's beneficial or constructive ownership of our stock will result in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT; and

  •
  such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or our board of directors determines that revenue derived from such tenant will not affect our ability to qualify as a REIT).

        Any violation or attempted violation of any such representations or undertakings will result in such stockholder's shares of stock being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT and such representations and undertakings from the person requesting the exception as our board of directors may require in its sole discretion to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit. As of the date hereof, our board has granted limited waivers to certain holders of our common stock.

        In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding stock or we would otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or our stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person's or entity's percentage ownership of our common stock or our stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

        Our charter further prohibits:

  •
  any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT;

  •
  any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); and

  •
  any person from beneficially owning shares of our stock to the extent such ownership would result in our failing to qualify as a "domestically controlled qualified investment entity" within the meaning of Section 897(h) of the Code.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above, or who would have owned shares of our stock transferred to the trust as described below, must immediately give notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days' prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

        If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our board of directors, or in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT or as a "domestically controlled qualified investment entity" within the meaning of Section 897(h) of the Code, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a "domestically controlled qualified investment entity," then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

        Shares of our stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

        Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we accept, or our designee, accepts such offer. We may reduce the amount so payable to the trustee by the amount of any distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

        In addition, if our board of directors determines in good faith that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of our stock described above, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder's name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder's beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

        Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

        These restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

        The restrictions on ownership and transfer of our stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF CYRUSONE LP

        We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of CyrusOne LP, which we refer to as the "partnership agreement." This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. For purposes of this section, references to "we," "our," "us" and "our company" refer to CyrusOne Inc.

Management of Our Operating Partnership

        Our operating partnership, CyrusOne LP, is a Maryland limited partnership that was formed on July 31, 2012. CyrusOne GP, our wholly-owned subsidiary, is the sole general partner of our operating partnership, and we continue to conduct substantially all of our business in or through our operating partnership. In connection with our initial public offering in January 2013, we entered into the amended and restated agreement of limited partnership, as special limited partner, with CBI and the other limited partners named therein. As of the date hereof, CBI and its subsidiaries are no longer limited partners of our operating partnership and CyrusOne Inc. and CyrusOne GP are the only partners of our operating partnership.

        As the sole trustee of the sole general partner of our operating partnership, we exercise exclusive and complete responsibility and discretion in its day-to-day management and control. We can cause our operating partnership to enter into major transactions, including acquisitions, dispositions and refinancings, subject to certain limited exceptions. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law. The general partner of our operating partnership may not be removed as general partner by the limited partners. The partnership agreement restricts our ability to engage in certain business combinations as more fully described below.

        The limited partners of our operating partnership expressly agree that the general partner of our operating partnership is acting for the benefit of our operating partnership, the limited partners of our operating partnership and our stockholders collectively. The general partner is under no obligation to give priority to the separate interests of the limited partners in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of us or our stockholders, on the one hand, and the limited partners of our operating partnership, on the other, the partnership agreement provides that any action or failure to act by the general partner that gives priority to the separate interests of our stockholders or us that does not result in a violation of the contractual rights of the limited partners of our operating partnership under the partnership agreement will not violate any duty that we or the general partner owe to our operating partnership and its partners.

        The partnership agreement provides that all of our business activities, including all activities pertaining to the acquisition and operation of properties, must generally be conducted through our operating partnership. The partnership agreement does permit us, under certain circumstances, to hold certain assets other than through our operating partnership. However, we must make commercially reasonable efforts to insure that the economic benefits and burdens of such assets are vested in our operating partnership.

Transferability of Interests

        The general partner may not voluntarily withdraw from our operating partnership or transfer or assign all or any portion of its interest in our operating partnership (other than a transfer to us or one of our wholly-owned subsidiaries or in connection with a permitted Termination Transaction (as defined below)) without the consent of the partners (including us, the general partner and entities controlled by us or the general partner) holding a majority of our operating partnership units then held by partners (including us, the general partner and entities controlled by us or the general partner) entitled to vote on or consent to such matter. A limited partner may not sell, assign, encumber or otherwise dispose of its operating partnership units in our operating partnership without the general partner's consent during the 12-month period following such limited partner's acquisition of such operating partnership units, other than to family members or trusts for their exclusive benefit, to a charity or trust for the benefit of a charity or to entities that are controlled by the limited partner, its family members or affiliates. After the 12-month period following such limited partner's acquisition of operating partnership units, any transfer of such operating partnership units by the limited partner, except to the parties specified above, will be subject to a right of first refusal by us. All transfers must be made only to "accredited investors" as defined under Rule 501 of the Securities Act and are subject to other limitations and conditions set forth in the partnership agreement.

        Limited partners may pledge their interests in our operating partnership to one or more banks or lending institutions (which are not affiliates of the pledging limited partner). The transfer of such operating partnership units pursuant to the lender's or financial institution's enforcement of its remedies under the applicable financing documents is permitted by the partnership agreement.

Amendments to the Partnership Agreement

        Amendments to the partnership agreement may be proposed by the general partner, and the general partner must approve all amendments to the partnership agreement.

        Generally, the partnership agreement may not be amended, modified or terminated without the approval of both the general partner and the partners holding a majority of our operating partnership units then held by all partners (including us, the general partner and entities controlled by us or the general partner) entitled to vote on, or consent to such matter. The general partner has the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of any other partners as may be required to:

  •
  add to its obligations as general partner or surrender any right or power granted to it as general partner for the benefit of the limited partners;

  •
  reflect the admission, substitution or withdrawal of partners or termination of our operating partnership in accordance with the terms of the partnership agreement;

  •
  reflect a change of an inconsequential nature or that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with law or the partnership agreement;

  •
  satisfy any requirements, conditions or guidelines of federal or state law;

  •
  reflect changes that are reasonably necessary or appropriate for us to maintain our status as a REIT or to satisfy REIT requirements;

  •
  reflect the issuance of additional operating partnership units;

  •
  make certain modifications to the manner in which capital accounts are adjusted, computed or maintained, or net income or net loss are allocated;

  •
  reflect any modification as is reasonably necessary or appropriate to comply with, or reasonably allocate the burden of taxes to be paid by our operating partnership in connection with, audit procedures to be promulgated by the IRS;

  •
  set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional class or series of partnership interest permitted to be issued under the partnership agreement;

  •
  modify, if our operating partnership is the surviving partnership in any Termination Transaction, certain provisions of the partnership agreement to provide the holders of interests in such surviving partnership rights that are consistent with the partnership agreement; or

  •
  reflect any other modification as is reasonably necessary for the business or operations of our operating partnership or us, which does not violate the restrictions on the general partner described below.

        Subject to certain exceptions, amendments that would, among other things, convert a limited partner into a general partner (except in connection with a permitted transfer of the general partner's interest), modify the limited liability of a limited partner, adversely alter a partner's right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights of limited partners and qualifying assignees (except as permitted in connection with a permitted Termination Transaction) or amend these restrictions must be approved by each limited partner that would be adversely affected by such amendment; provided, however, that the consent of any individual partner adversely affected will not be required for any amendment or action that affects all partners holding the same class or series of our operating partnership units on a uniform or pro rata basis, if approved by a majority of the partners (other than us, the general partner and entities controlled by us or the general partner, if there are any other limited partners) of such class or series.

Restrictions on General Partner's Authority

        The general partner may not take any action in contravention of an express prohibition or limitation contained in the partnership agreement, including:

  •
  admitting any person as a partner, except as otherwise provided in the partnership agreement;

  •
  perform any act that would subject a limited partner to liability not contemplated in the partnership agreement or under the Maryland Revised Uniform Limited Partnership Act; or

  •
  enter into any contract, mortgage, loan or other agreement that, in the absence of a default under such document, expressly prohibits or restricts us or our operating partnership from performing our or its specific obligations in connection with a redemption of operating partnership units as described below or that expressly prohibits or restricts the ability of a limited partner to exercise its redemption rights in full without the written consent of such limited partner.

        In addition, without the consent of partners (including us, the general partner and entities controlled by us or the general partner) holding a majority of our operating partnership units then held by the partners (including us, the general partner and entities controlled by us or the general partner), entitled to vote on or consent to such matter, the general partner may not do any of the following:

  •
  amend, modify or terminate the partnership agreement, except as explicitly permitted therein;

  •
  transfer any portion of its partnership interest or admit into the partnership any additional or successor general partner (other than to us or one of our wholly owned subsidiaries or in connection with a permitted Termination Transaction);

  •
  voluntarily withdraw as general partner except in connection with a permitted transfer of its entire interest to an entity that will become the new general partner or in connection with a permitted Termination Transaction;

  •
  make a general assignment for the benefit of creditors, appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of our operating partnership; or

  •
  institute any proceeding for bankruptcy by our operating partnership.

Distributions to Holders of Operating Partnership Units

        The partnership agreement provides that holders of operating partnership units are generally entitled to receive distributions when, as and if authorized by the general partner, on a pro rata basis in accordance with their respective operating partnership units (subject to the rights of the holders of any class of preferred partnership interests that may be authorized and issued in the future).

Redemption/Exchange Rights

        A limited partner or an assignee has the right, commencing on or after the date which is 12 months after its acquisition of operating partnership units, to require our operating partnership to redeem part or all of such operating partnership units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, determined in accordance with and subject to adjustment as provided in the partnership agreement. Alternatively, we may elect to acquire those operating partnership units in exchange for shares of our common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, distributions of warrants or stock rights, specified extraordinary distributions and similar events. A limited partner or assignee may not require us to redeem such limited partner's or assignee's operating partnership units if our election to acquire such operating partnership units in exchange for shares of our common stock would cause any person to violate the ownership limits or the other restrictions on ownership and transfer of our common stock, after giving effect to any waivers or modifications of such limits granted by our board of directors. With each redemption or exchange, we increase our percentage ownership interest in our operating partnership.

        In addition, if our election to acquire operating partnership units tendered for redemption in exchange for shares of our common stock would cause any person to violate the restrictions on ownership and transfer of our stock and such excess operating partnership units (and any other operating partnership units that the tendering limited partner agrees to treat as such) have a value of at least $50,000,000 (based on an operating partnership unit having a value equal to the trailing ten-day daily trading price of our common stock) and we are eligible to file a registration statement on Form S-3 under the Securities Act, then we may also elect to redeem our operating partnership units with the proceeds from a public offering or private placement of our common stock. In the event we elect this option, we may require the other limited partners to also elect whether or not to participate. Participating limited partners will receive on the redemption date for each operating partnership unit (subject to adjustment) the net proceeds per share received in the public offering but will have a limited opportunity to withdraw their operating partnership units from the redemption immediately prior to the pricing of the public offering.

Issuance of Units, Stock or Other Securities

        The general partner of our operating partnership has the power to cause our operating partnership to issue additional units of partnership interest in one or more classes or series. These additional units of partnership interest may include preferred partnership units. Generally, we may issue additional shares of our stock, or rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of our stock, only if we cause our operating partnership to issue to us (or the general partner) partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having economic rights that are substantially similar to the securities that we have issued.

Capital Contributions

        The partnership agreement provides that the general partner may authorize the issuance of additional partnership interests in exchange for such capital contributions, if any, as the general partner may approve. Under the partnership agreement, we are generally obligated to contribute the net proceeds we receive from any offering of our shares of stock as additional capital to our operating partnership in exchange for additional operating partnership units issued to us or the general partner.

        The partnership agreement provides that we or the general partner may make additional capital contributions, including contributions of properties, to our operating partnership in exchange for additional operating partnership units. If we contribute (directly or indirectly through the general partner) additional capital and receive additional operating partnership units in exchange for the capital contribution, our, or the general partner's, as applicable, percentage interest in our operating partnership will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our operating partnership at the time of the contributions. In addition, if we or the general partner contribute additional capital and receive additional operating partnership units for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. No person has any preemptive, preferential or other similar right with respect to making additional capital contributions or loans to our operating partnership or the issuance or sale of any operating partnership units or other partnership interests.

        Our operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our operating partnership, including the partnership interests that we own.

Borrowing by the Operating Partnership

        The general partner may cause our operating partnership to borrow money and to issue and guarantee debt as the general partner deems necessary for the conduct of the activities of our operating partnership. Such debt may be secured, among other things, by mortgages, deeds of trust, liens or encumbrances on the properties of our operating partnership.

Tax Matters

        The general partner is the tax matters partner and "partnership representative" of our operating partnership and, as the sole trustee of the general partner, we have the authority under the Code to handle tax audits on behalf of our operating partnership. In addition, as the sole trustee of the general partner, we have the authority to arrange for the preparation and filing of our operating partnership's tax returns and to make tax elections under the Code on behalf of our operating partnership. The foregoing provisions will generally be relevant only to the extent our operating partnership admits additional partners such that it becomes a partnership (rather than a disregarded entity) for U.S. federal income tax purposes.

Allocations of Net Income and Net Losses to Partners

        Subject to any special allocations that may be required under the terms of any class or series of partnership units created in the future, the net income or net loss of our operating partnership is generally allocated to the general partner and the limited partners of our operating partnership in accordance with their respective ownership of operating partnership units. However, in some cases, gains or losses may be disproportionately allocated to partners who have contributed property to or guaranteed debt of our operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations. See "U.S. Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships and Disregarded Entities." The foregoing provisions will generally be relevant only to the extent our operating partnership admits additional partners such that it becomes a partnership (rather than a disregarded entity) for U.S. federal income tax purposes.

Operations

        We intend to cause the general partner of our operating partnership to manage our operating partnership in a manner that will enable us to maintain our qualification as a REIT and to minimize any U.S. federal income tax liability.

        The partnership agreement provides that our operating partnership will assume and pay when due, or reimburse us for payment of, all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.

Change of Control and Termination Transactions

        Pursuant to the partnership agreement of our operating partnership, neither we nor the general partner may engage in, or cause or permit, a Termination Transaction, other than with the consent of limited partners (other than us, the general partner and entities controlled by us or the general partner) holding a majority of all the outstanding operating partnership units held by all partners (other than us, the general partner and entities controlled by us or the general partner) entitled to vote on or consent to such matter, or if the requirements discussed below are satisfied. A "Termination Transaction" means any direct or indirect transfer of all or any portion of our limited partnership interest in our operating partnership or any direct or indirect transfer of our interest in the general partner in connection with:

  •
  a merger, consolidation or other combination transaction involving us or the general partner;

  •
  a sale, lease, exchange or other transfer of all or substantially all of our assets not in the ordinary course of its business, whether in a single transaction or a series of related transactions;

  •
  the adoption of any plan of liquidation or dissolution of us or the general partner; or

  •
  any other direct or indirect transfer of all or any portion of our limited partnership interest in our operating partnership or any direct or indirect transfer of our interest in the general partner, other than certain permitted transfers to affiliated entities.

        The consent of the limited partners to a Termination Transaction is not required if either:

            (i)  in connection with the Termination Transaction, each operating partnership unit is entitled to receive the "transaction consideration," defined as the fair market value, at the time of the Termination Transaction, of an amount of cash, securities or other property equal to the product of:

    •
    the number of shares of our common stock into which each operating partnership unit is then exchangeable; and

    •
    the greatest amount of cash, securities or other property paid to the holder of one share of our common stock in consideration of such share pursuant to the Termination Transaction;

  provided that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer is made to and accepted by the holders of a majority of the outstanding shares of our common stock, the transaction consideration will refer to the fair market value of the greatest amount of cash, securities or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its operating partnership units immediately prior to the expiration of such purchase, tender or exchange offer and had accepted such purchase, tender or exchange offer; or

           (ii)  all of the following conditions are met: (a) substantially all of the assets directly or indirectly owned by our operating partnership prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by our operating partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with our operating partnership, which we refer to as the "surviving partnership," (b) the surviving partnership is classified as a partnership for U.S. federal income tax purposes; (c) the limited partners (other than us) that held operating partnership units immediately prior to the consummation of such Termination Transaction own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of such transaction; (d) the rights of such limited partners with respect to the surviving partnership are at least as favorable as those of limited partners prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and (e) such rights include:

            (1)   if we or the general partner, or our or its successor, is a REIT with a single class of common equity securities that are publicly traded on any U.S. national securities exchange, the right to redeem their interests in the surviving partnership at any time for one of the following: (A) a number of such REIT's common equity securities that are publicly traded on any U.S. national securities exchange and have a fair market value, as of the date of consummation of such Termination Transaction, equal to the transaction consideration referred to above, subject to antidilution adjustments, which we refer to as the "successor shares amount;" or (B) cash in an amount equal to the fair market value of the successor shares amount at the time of such redemption; or

            (2)   if we or the general partner, or our or its successor, is not a REIT with a single class of common equity securities that are publicly traded on any U.S. national securities exchange, the right to redeem their interests in the surviving partnership at any time for cash in an amount equal to the fair market value of such interests at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the surviving partnership.

Term

        Our operating partnership will continue in full force and effect until dissolved in accordance with its terms or as otherwise provided by law.

Indemnification and Limitation of Liability

        Maryland law permits a Maryland limited partnership to indemnify any partner, employee or agent from and against any and all claims whatsoever, except in the case of an action or failure to act by a partner that constitutes willful misconduct or recklessness, and subject to any standards or restrictions set forth in its partnership agreement. To the fullest extent permitted by applicable law, the partnership agreement requires our operating partnership to indemnify us, our directors, officers and employees, the general partner and its trustees, officers and employees, employees of our operating partnership and any other persons whom the general partner may designate, which we refer to collectively as

"indemnitees", and each an "indemnitee", from and against any and all claims arising from or that relate to the operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party, witness or otherwise unless:

  •
  it is established by a final judgment of a court of competent jurisdiction that an act or omission of the indemnitee that is material to the matter giving rise to the claim constituted fraud, intentional harm or gross negligence on the part of the indemnitee;

  •
  the claim is brought by the indemnitee (other than to enforce the indemnitee's rights to indemnification or advance of expenses); or

  •
  the indemnitee is found by a final judgment of a court of competent jurisdiction to be liable to our operating partnership, and then only with respect to each such claim.

        Partners of our operating partnership, including the general partner, are not liable to our operating partnership or its partners except for fraud, willful misconduct or gross negligence, and no trustee, officer or agent of the general partner (including us, in our capacity as the sole trustee of the general partner), and none of our directors, officers or agents have any duties directly to our operating partnership or its partners, and will not be liable to our operating partnership or its partners for money damages by reason of their service as such.

 CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, including the MGCL, and our charter and bylaws. Copies of our charter and bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Our Board of Directors

        Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may never be less than the minimum number required by the MGCL, and our bylaws provide that the number of our directors may not be more than 15.

        Our board of directors currently consists of eight directors. Our charter and bylaws provide that the number of directors constituting our board of directors may be increased or decreased by a majority vote of our board of directors, provided that the number of directors may not be decreased to fewer than the minimum number required under the MGCL.

        Subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

        Each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Removal of Directors

        Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from removing incumbent directors (except for cause and upon a substantial affirmative vote) and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation's board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person, provided that the business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination between us and any other person if the board of directors has first approved the combination. As a result, any person described in the preceding sentence may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that our board of directors will not amend or repeal this resolution in the future.

Control Share Acquisitions

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from shares entitled to vote on the matter.

        "Control shares" are voting shares of stock that, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or if a meeting of stockholders was held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future by our board of directors.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL that provide, respectively, for:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the board of directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

        Pursuant to Subtitle 8, we have elected to provide that vacancies on our board may be filled only by the remaining directors and that directors elected by the board to fill vacancies will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) vest in the board the exclusive power to fix the number of directorships and (ii) require, unless called by our chairman of the board, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

        Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendments to Our Charter and Bylaws

        Except for those amendments permitted to be made without stockholder approval under Maryland law or our charter, our charter generally may be amended only if the amendment is first declared advisable by our board of directors and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

        Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Forum Selection

        Our bylaws require, subject to limited exceptions, that any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or our stockholders and other similar actions, may be brought only in specified courts in the State of Maryland. Although we believe this provision will benefit us by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of Maryland law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against us or our directors, officers and other employees.

Transactions Outside the Ordinary Course of Business

        Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with, or convert to, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation's charter. Our charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

Dissolution of Our Company

        The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by any stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

        The advance notice procedures of our bylaws provide that, to be timely, a stockholder's notice with respect to director nominations or other proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for our preceding year's annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, to be timely, a stockholder's notice must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the close of business on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

REIT Qualification

        Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and other stockholder proposals. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

        The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

  •
  a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        The partnership agreement provides that we, our directors, officers and employees, the general partner and its trustees, officers and employees, employees of our operating partnership and any other persons whom the general partner may designate are indemnified to the fullest extent permitted by law. See "Description of the Partnership Agreement of CyrusOne LP—Indemnification and Limitation of Liability."

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. Supplemental U.S. federal income tax considerations relevant to the ownership of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "CyrusOne Inc.," "we," "our" and "us" generally mean only CyrusOne Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to "tenants" are to persons who are treated as lessees of real property for purposes of the REIT requirements including, in general, persons who are referred to as "customers" elsewhere in this prospectus. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated by the Treasury, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax consequences relevant to us or an investment in any securities offered by this prospectus, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  broker-dealers;

  •
  regulated investment companies;

  •
  partnerships, other pass-through entities and trusts;

  •
  persons who hold the securities offered by this prospectus on behalf of other persons as nominees;

  •
  persons who receive our stock through the issuance of restricted stock pursuant to our 2012 Long Term Incentive Plan or otherwise as compensation;

  •
  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

        and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  foreign investors.

        This summary assumes that investors will hold their shares of our common stock as a capital asset, which generally means property held for investment.

        The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding or disposing of our common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

  Taxation of CyrusOne Inc.

        We have elected to be treated as a REIT commencing with our taxable year ended December 31, 2013, and intend to continue to operate in a manner that will allow us to qualify as a REIT.

        The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our special REIT tax counsel ("Special Tax Counsel"), and has provided us an opinion to the effect that, commencing with our taxable year ended December 31, 2013, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Special Tax Counsel is based on various assumptions relating to our organization and operation, and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Special Tax Counsel or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. Special Tax Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, all the results of which have not been and will not be reviewed by Special Tax Counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year have satisfied or will satisfy such requirements for qualification and taxation as a REIT.

        We have received a private letter ruling from the IRS with respect to certain issues relevant to our qualification as a REIT. In general, the ruling provides, subject to the terms and conditions contained therein, that certain structural components of our properties (e.g., relating to the provision of electricity, HVAC, regulation of humidity, security and fire protection, and telecommunication services) and intangible assets, and certain services that we or CBI may provide, directly or through subsidiaries, to our tenants, will not adversely affect our qualification as a REIT. Although we may generally rely upon the ruling, no assurance can be given that the IRS will not challenge our qualification as a REIT on the basis of other issues or facts outside the scope of the ruling.

  Taxation of REITs in General

        As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." While we intend to operate so that we continue to qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from an investment in a C corporation. A "C corporation" is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

        Most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. The highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 39.6%. See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions."

        Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions."

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

  •
  We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

  •
  We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

  •
  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property" below.

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

  •
  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

  •
  If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for Qualification—General."

  •
  A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm's length terms.

  •
  If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

  •
  The earnings of our TRSs will generally be subject to U.S. federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

  Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

  4.
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  5.
  the beneficial ownership of which is held by 100 or more persons;

  6.
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  7.
  that meets other tests described below, including with respect to the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, was 2013). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We adopted December 31 as our year-end and thereby satisfy this requirement.

  Effect of Subsidiary Entities

        Ownership of Partnership Interests.    If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

        We have control of our operating partnership and its subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Disregarded Subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us (either directly or through other disregarded entities), including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. For example, our operating partnership is currently a disregarded entity. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in our operating partnership or other disregarded subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset Tests" and "—Income Tests."

        Taxable REIT Subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

        We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm's length basis.

  Income Tests

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," discharge of indebtedness and certain hedging transactions, generally must be derived from "rents from real property," gains from the sale of real property, mortgages on real property, and shares in other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

        Rents from Real Property.    Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met.

  •
  The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

  •
  Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled TRS" is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled TRS" is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

  •
  Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property"; and

  •
  We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent that we receive from those tenants to fail to qualify as "rents from real property." Any amounts that we receive from a TRS with respect to the TRS's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        A significant portion of the value of our properties is attributable to structural components related to the provision of electricity, heating ventilation and air conditioning, regulation of humidity, security and fire protection, and telecommunications infrastructure. In addition, we or our affiliates will provide certain services to tenants of our properties. We expect that our structural components will be treated as real property for purposes of the REIT gross income tests, and we intend to structure the provision of services in a manner that does not prevent our rental income from qualifying as "rents from real property." We have received a private letter ruling from the IRS with respect to certain issues relevant to our qualification as a REIT. In general, the ruling provides, subject to the terms and conditions contained therein, that certain structural components of our properties (e.g., relating to the provision of electricity, HVAC, regulation of humidity, security and fire protection, and telecommunication services), and certain services that we or CBI may provide, directly or through subsidiaries, to our tenants, will not adversely affect our qualification as a REIT. Although we may generally rely upon the ruling, no assurance can be given that the IRS will not challenge our qualification as a REIT on the basis of other issues or facts outside the scope of the ruling.

        We intend to cause any services that are not "usually or customarily rendered," or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an "independent contractor." However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

        Interest Income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Dividend Income.    We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

        Fee Income.    Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

        Hedging Transactions.    Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain specified risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

        Failure to Satisfy the Gross Income Tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations, which have not yet been issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

  Asset Tests

        At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, and debt instruments (whether or not secured by real property) that are issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets.

        Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% (or, for our 2018 and subsequent taxable years, 20%) of the value of our total assets.

        Fifth, no more than 25% of the total value of our assets may be represented by "nonqualified publicly offered REIT debt instruments" (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (although such debt will not be treated as "securities" for purposes of the 10% asset test, as explained below).

        Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt," which term generally excludes, among other things, securities having contingency features. A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

        A significant portion of the value of our properties is attributable to structural components related to the provision of electricity, heating ventilation and air conditioning, regulation of humidity, security and fire protection, and telecommunication infrastructure. We expect that our structural components will be treated as real property for purposes of the REIT asset tests, and we have received a private letter ruling from the IRS, subject to the terms and conditions contained therein, generally to that effect. If, however, any structural components not covered by the IRS ruling are subsequently determined not to constitute real property for purposes of the REIT asset tests, we could fail to satisfy such tests.

        No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter such a failure would not cause us to lose our REIT qualification if we (i) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in clause (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

        In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

  Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (i)
  the sum of

  (a)
  90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid; and

  (b)
  90% of our after tax net income, if any, from foreclosure property (as described below); minus

  (ii)
  the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.

        We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. These distributions will be treated as received by our stockholders in the year in which paid.

        To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made. See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions."

        If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends through the distribution of other property (including shares of our stock) in order to meet the distribution requirements, while preserving our cash.

        If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

        For purposes of the 90% distribution requirement and excise tax described above, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

  Prohibited Transactions

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

  Like-Kind Exchanges

        We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

  Derivatives and Hedging Transactions

        We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

  Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

  Penalty Tax

        Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or our TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm's length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        From time to time, our TRS may provide services to our tenants. We intend to set the fees paid to our TRS for such services at arm's length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

  Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in "—Income Tests" and "—Asset Tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to stockholders would be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

  Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships and Disregarded Entities

        General.    All of our investments will be held through our operating partnership, which, as noted above, is currently treated as a disregarded entity for U.S. federal income tax purposes. In addition, our operating partnership may hold certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are "pass-through" entities which are generally not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax (or, if the partner or member is a REIT, it would be subject to a distribution requirement) on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held through our operating partnership and the subsidiary partnerships and limited liability companies, based on our capital interest in each such entity. See "—Taxation of CyrusOne Inc."

        Entity Classification.    Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities (as applicable), as opposed to associations taxable as corporations for U.S. federal income tax purposes. If our operating partnership or a subsidiary partnership or limited liability company were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of CyrusOne Inc.—Asset Tests" and "—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a distribution requirement without a corresponding receipt of cash. We believe that our operating partnership and each of our other partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

        Allocations of Income, Gain, Loss and Deduction.    A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. In the event that our operating partnership becomes a partnership (rather than a disregarded entity) for U.S. federal income tax purposes, we intend that any allocations of taxable income and loss will comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

        Tax Allocations with Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In the event that our operating partnership becomes a partnership (rather than a disregarded entity) for U.S. federal income tax purposes, we intend that any allocations will be made in a manner consistent with Section 704(c) of the Code and the Treasury regulations thereunder.

        Any property acquired by a partnership in which we invest in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

        New Partnership Audit Rules.    The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury Department. Although these new rules do not currently affect our operating partnership because it is a disregarded entity for U.S. federal income tax purposes, no assurance can be given that our operating partnership will not again become a partnership for U.S. federal income tax purposes at a future time (for example, as a result of an acquisition of new property from a third party in exchange for operating partnership units) or that we will not invest in other partnerships to which these new rules are relevant.

  Taxation of Stockholders

  Taxation of Taxable U.S. Stockholders

        The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our stock applicable to taxable U.S. stockholders. A "U.S. stockholder" is any holder of our common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

  •
  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

        Distributions.    So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

  •
  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

  •
  dividends received by the REIT from TRSs or other taxable C corporations; or

  •
  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code, which treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See "Taxation of CyrusOne Inc.—Annual Distribution Requirements." Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates, and 35% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "Taxation of CyrusOne Inc.—Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

        Dispositions of Our Stock.    If a U.S. stockholder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the stockholder's adjusted tax basis in the shares of stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive Activity Losses and Investment Interest Limitations.    Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

  Taxation of Non-U.S. Stockholders

        The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders. A "non-U.S. stockholder" is any holder of our common stock other than a partnership or U.S. stockholder.

        Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders that (i) is payable out of our earnings and profits, (ii) is not attributable to capital gains that we recognize and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

        In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.

        Non-Dividend Distributions.    Unless our stock constitutes a U.S. real property interest ("USRPI"), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the stockholder's proportionate share of our earnings and profits, plus (ii) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of Non-U.S. Stockholders—Ordinary Dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. A significant portion of our assets are USRPIs.

        A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see "—Taxation of Non-U.S. Stockholders—Ordinary Dividends"), if (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (ii) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. Our common stock is, and we anticipate that it will continue to be, "regularly traded" on an established securities exchange.

        Dispositions of Our Stock.    Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that 50% or more of our assets consists of USRPIs.

        Even if the foregoing 50% test is met, however, our stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held, directly or indirectly, by non-U.S. stockholders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in Section 897(h)(4)(E) of the Code). As described above, our charter contains restrictions designed to protect our status as a "domestically controlled qualified investment entity," and we believe that we are and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically controlled qualified investment entity.

        In the event that we are not a domestically controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, a non-U.S. stockholder's sale of our common stock nonetheless also would not be subject to tax under

FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of our outstanding shares of our common stock any time during a prescribed testing period. Our common stock is, and we expect that it will continue to be, regularly traded on an established securities market.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

        Special FIRPTA Rules.    Recently enacted amendments to FIRPTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. investors, including "qualified foreign pension funds" and their wholly owned foreign subsidiaries and certain widely held, publicly traded "qualified collective investment vehicles." Non-U.S. stockholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.

        Estate tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

        Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

  Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of any dividends received from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (i) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT "closely-held" test and (ii) either (a) one pension trust owns more than 25% of the value of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively own more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

        Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

  Other Tax Considerations

  Legislative or Other Actions Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

  Medicare 3.8% Tax on Investment Income

        Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common stock.

  Foreign Account Tax Compliance Act

        Sections 1471 to 1474 of the Code and existing guidance issued thereunder require withholding at a rate of 30% on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

  State, Local and Foreign Taxes

        We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

 PLAN OF DISTRIBUTION

        We and any selling securityholder may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:

  •
  to or through one or more underwriters or dealers;

  •
  in short or long transactions;

  •
  directly by us or any selling securityholders to investors;

  •
  through agents; or

  •
  through a combination of these methods.

        In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions, and any selling securityholder may sell under Rule 144 of the Securities Act, rather than pursuant to this prospectus.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

  •
  in privately negotiated transactions;

  •
  in one or more transactions at a fixed price or prices, which may be changed from time to time;

  •
  in one or more transactions, including "forward" transactions at a floating price or prices that may be changed from time to time;

  •
  in "at-the-market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  at prices related to those prevailing market prices; or

  •
  at negotiated prices.

        As applicable, we and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us or any selling securityholder, including:

  •
  the names of any underwriters, dealers, agents or other counterparties;

  •
  any agency fees or underwriting discounts or commissions and other items constituting agents' or underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  details regarding over-allotment options under which underwriters may purchase additional securities from us or any selling securityholders, if any;

  •
  the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;

  •
  the public offering price; and

  •
  the securities exchanges on which such securities may be listed, if any.

        We or any selling securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholder or borrowed from us or any securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholder in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us or any selling securityholder will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

        We or any selling securityholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers

        If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We or any selling securityholder may sell the securities through agents from time to time. When we or any selling securityholder sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we or any selling securityholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We or any selling securityholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us or any selling securityholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or any selling securityholder pay for solicitation of these contracts.

        Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling securityholders and the underwriters, dealers and agents.

        We or any selling securityholder may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, any selling securityholders or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us or any selling securityholders will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading "Underwriting" in the applicable prospectus supplement.

        Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities

        In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

        We or any selling securityholder may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or any selling securityholder may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

At-the-Market Offerings

        To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Trading Market and Listing of Securities

        Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Select Market. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

 LEGAL MATTERS

        Unless otherwise indicated in the prospectus supplement, certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP and by Venable LLP, with respect to matters of Maryland law. Certain U.S. federal income tax matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP.

 EXPERTS

        The consolidated and combined financial statements, and the related financial statement schedules of CyrusOne Inc. and subsidiaries (the "Company"), incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements, and the related financial statement schedules of Cervalis Holdings LLC, incorporated in this prospectus by reference from the Company's Current Report on Form 8-K dated June 22, 2015, have been audited by RSM US LLP (formerly McGladrey LLP), an independent auditor, pursuant to their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

8,000,000 Shares

Common Stock

Lead Joint Book-Runners

Morgan Stanley	Deutsche Bank Securities	RBC Capital Markets	TD Securities

Joint Book-Runners

Barclays	BofA Merrill Lynch	Goldman Sachs & Co. LLC

J.P. Morgan	KeyBanc Capital Markets

Lead Managers

Capital One Securities	Jefferies	MUFG
Raymond James	Stifel	SunTrust Robinson Humphrey

Co-Managers

BMO Capital Markets	Cowen	Credit Agricole CIB
Fifth Third Securities	ING	Synovus Securities